EXECUTION COPY

LOAN AND SECURITY AGREEMENT

by and among

HORIZON CREDIT III LLC

as Borrower,

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

and

FORTRESS CREDIT CO LLC

as Administrative Agent,

Dated as of August 23, 2012

TABLE OF CONTENTS

1.	DEFINITIONS AND CONSTRUCTION.		1

	1.1	Definitions	1
	1.2	Accounting Terms	34
	1.3	Code	34
	1.4	Construction	35
	1.5	Schedules and Exhibits	35

2.	LOAN AND TERMS OF PAYMENT.		35

	2.1	Term Loans	35
	2.2	Borrowing Procedures	35
	2.3	Prepayments and Scheduled Payments of Loans	36
	2.4	Payments Generally	42
	2.5	Interest Rates: Rates, Payments, and Calculations	43
	2.6	Reserved	44
	2.7	Crediting Payments	45
	2.8	Designated Account	45
	2.9	Reserved.	45
	2.10	Fees	45
	2.11	Taxes; Yield Protection; Illegality	46

3.	CONDITIONS; TERM OF AGREEMENT.		52

	3.1	Conditions Precedent to the Initial Extension of Credit	52
	3.2	Conditions Precedent to all Extensions of Credit	56
	3.3	Term	57
	3.4	Effect of Termination	57
	3.5	Termination of Commitments	57

4.	CREATION OF SECURITY INTEREST.		57

	4.1	Grant of Security Interest	57
	4.2	Negotiable Collateral	57
	4.3	Collection of Accounts, General Intangibles, and Negotiable Collateral	58
	4.4	Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required	58
	4.5	Power of Attorney	60
	4.6	Right to Inspect and Verify	60
	4.7	Control Agreements	60
	4.8	Servicing of Notes Receivable	61
	4.9	Borrower’s Perfection	61
	4.10	Note Receivable Documents	61
	4.11	Release of Notes Receivable	61
	4.12	Electronic Chattel Paper and Transferable Records	62
	4.13	Continuing Liability Under Collateral	63

5.	REPRESENTATIONS AND WARRANTIES.		63

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	5.1	No Encumbrances	63
	5.2	Eligible Notes Receivables	63
	5.3	Equipment	64
	5.4	Collateral	64
	5.5	Records	64
	5.6	State of Incorporation; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims	64
	5.7	Due Organization and Qualification; Subsidiaries	65
	5.8	Due Authorization; No Conflict	66
	5.9	Litigation	67
	5.10	Financial Statements; No Material Adverse Change	67
	5.11	Fraudulent Transfer	67
	5.12	Employee Benefits	67
	5.13	Environmental Condition	68
	5.14	Brokerage Fees	68
	5.15	Intellectual Property	68
	5.16	Leases	68
	5.17	Deposit Accounts and Securities Accounts	68
	5.18	Complete Disclosure	68
	5.19	Indebtedness	69
	5.20	Compliance	69
	5.21	Servicing	69
	5.22	Permits, Licenses, Etc.	69
	5.23	Margin Stock	70
	5.24	Government Regulation	70
	5.25	OFAC	70
	5.26	Patriot Act	70
	5.27	No Default	70
	5.28	Tax Returns; Taxes	70

6.	AFFIRMATIVE COVENANTS		71

	6.1	Accounting System	71
	6.2	Collateral Reporting	71
	6.3	Financial Statements, Reports, Certificates	72
	6.4	Notices Regarding Authorized Persons or Servicing and Accounting Staff	75
	6.5	Collection of Notes Receivable	75
	6.6	Maintenance of Properties	76
	6.7	Taxes	76
	6.8	Insurance	76
	6.9	Location of Collateral	77
	6.10	Compliance with Laws	77
	6.11	Leases	77
	6.12	Existence	77
	6.13	Environmental	79
	6.14	Disclosure Updates	79
	6.15	Formation of Subsidiaries	79
	6.16	Required Asset Documents	79

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	6.17	Sale and Servicing Agreement	79
	6.18	Escrow Deposits; Lockbox; Collection Account.	79
	6.19	Minimum Amount in Collection Account	80
	6.20	Servicing	80

7.	NEGATIVE COVENANTS.		81

	7.1	Indebtedness	81
	7.2	Liens	81
	7.3	Restrictions on Fundamental Changes	81
	7.4	Disposal of Assets	82
	7.5	Change Name	82
	7.6	Nature of Business	82
	7.7	Prepayments and Amendments	82
	7.8	Burdensome Agreements	82
	7.9	Required Procedures	82
	7.10	Restricted Payments	83
	7.11	Accounting Methods	83
	7.12	Investments	83
	7.13	Transactions with Affiliates	83
	7.14	Use of Proceeds	83
	7.15	Collateral with Bailees	83
	7.16	Financial Covenants of Borrower, Horizon and Horizon Management	84
	7.17	Sale and Servicing Agreement.	84

8.	EVENTS OF DEFAULT.		85

	8.1	Non-Payment	85
	8.2	Non-Compliance	85
	8.3	Attachment	85
	8.4	Insolvency-Voluntary	85
	8.5	Insolvency-Involuntary	85
	8.6	Enjoinment	86
	8.7	Lien	86
	8.8	Judgment	86
	8.9	Default in Other Agreements	86
	8.10	ERISA Event	86
	8.11	Non-Permitted Payments	87
	8.12	Breach of Warranty	87
	8.13	Reserved	87
	8.14	Invalidity of Liens	87
	8.15	Management	87
	8.16	Servicer Default	87
	8.17	Change of Control	87
	8.18	Invalidity of Loan Documents	87

9.	THE LENDER GROUP’S RIGHTS AND REMEDIES.		88

	9.1	Rights and Remedies	88

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	9.2	Special Rights of the Lender Group in Respect of Notes Receivable and Purchased Participations	90
	9.3	Remedies Cumulative	91

10.	TAXES AND EXPENSES.		91

11.	WAIVERS; INDEMNIFICATION.		91

	11.1	Demand; Protest; etc.	91
	11.2	The Lender Group’s Liability for Borrower Collateral	92
	11.3	Indemnification	92

12.	NOTICES.		93

13.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.		95

14.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.		96

	14.1	Assignments and Participations	96
	14.2	Successors	100

15.	AMENDMENTS; WAIVERS.		100

	15.1	Amendments and Waivers	100
	15.2	Replacement of Certain Lenders	102
	15.3	No Waivers; Cumulative Remedies	103

16.	AGENT; THE LENDER GROUP.		103

	16.1	Appointment and Authorization of Agent	103
	16.2	Delegation of Duties	104
	16.3	Liability of Agent	104
	16.4	Reliance by Agent	104
	16.5	Notice of Default or Event of Default	105
	16.6	Credit Decision	105
	16.7	Costs and Expenses; Indemnification	106
	16.8	Agent in Individual Capacity	106
	16.9	Successor Agent	107
	16.10	Lender in Individual Capacity	107
	16.11	Withholding Taxes	107
	16.12	Collateral Matters	108
	16.13	Restrictions on Actions by Lenders; Sharing of Payments	109
	16.14	Agency for Perfection	110
	16.15	Payments by Agent to the Lenders	110
	16.16	Concerning the Collateral and Related Loan Documents	110
	16.17	Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information	110
	16.18	Several Obligations; No Liability	111

17.	GENERAL PROVISIONS.		111

	17.1	Effectiveness.	111
	17.2	Section Headings	112

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17.3	Interpretation	112
17.4	Severability of Provisions	112
17.5	[Reserved]	112
17.6	Debtor-Creditor Relationship	112
17.7	Counterparts; Electronic Execution	112
17.8	Revival and Reinstatement of Obligations	112
17.9	Confidentiality	113
17.10	Lender Group Expenses	114
17.11	Survival	114
17.12	Patriot Act	114
17.13	Integration	115

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EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Overcollateralization Ratio Certificate
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Borrowing Notice
Exhibit E	Form of Note
Exhibit F	Form of Principal Withdrawal Request
Schedule A-1	Approved Third-Party Lenders
Schedule A-2	Approved Third-Party Originators
Schedule C	Commitments
Schedule R-1	Required Asset Documents
Schedule 5.4	Locations of Collateral
Schedule 5.6(a)	Jurisdictions of Organization
Schedule 5.6(b)	Chief Executive Offices
Schedule 5.6(c)	Organizational ID Numbers
Schedule 5.6(d)	Commercial Tort Claims
Schedule 5.7(b)	Capitalization of Borrower and Horizon
Schedule 5.7(c)	Capitalization of Horizon’s Subsidiaries
Schedule 5.9	Litigation
Schedule 5.13	Environmental Matters
Schedule 5.15	Intellectual Property
Schedule 5.17	Deposit Accounts and Securities Accounts
Schedule 5.22	Licenses, Franchises, Consents and Approvals

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), is entered into as of August 23, 2012, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), FORTRESS CREDIT CO LLC, as administrative agent for the Lenders (in such capacity, “Agent”) and as arranger, and, on the other hand, HORIZON CREDIT III LLC, a Delaware limited liability company (“Borrower”) and joined by HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation (“Horizon”), and HORIZON TECHNOLOGY FINANCE MANAGEMENT LLC, a Delaware limited liability company (“Horizon Management”) solely for the limited purpose of agreeing to and being bound by Section 11.3(b) and making the representations specifically applicable to them in Section 5 and the negative covenants specifically applicable to them in Section 7.

The parties agree as follows:

1.            DEFINITIONS AND CONSTRUCTION.

1.1           Definitions. As used in this Agreement, the following terms shall have the following definitions:

“30/360 Basis” means on the basis of a 360-day year consisting of 12 months of 30 days each.

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper or a General Intangible, or is a debtor under, or a maker of, a Note Receivable.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Additional Documents” has the meaning set forth in Section 4.4(c).

“Affected Lender” has the meaning set forth in Section 2.11(h).

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“Affiliate” means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 20% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 20% or more of the partnership, membership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

“Agent” means Fortress Credit Co LLC, solely in its capacity as agent for the Lenders hereunder, and any successor thereto.

“Agent-Related Persons” means Agent together with its Affiliates, officers, directors, employees, and agents.

“Agent’s Account” means an account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrower and the Lender Group to the contrary, Agent’s Account shall be that certain deposit account bearing account number xxxxxx established at Bank of America, N.A. and maintained by Fortress Credit Co LLC, and all payments by Borrower or any member of the Lender Group to such deposit account shall be designated: “Further Credit: Fortress Credit Co LLC, Further Credit Account 725194.2, Re: Horizon Credit III LLC.”

“Agent’s Liens” means the Liens granted by Borrower and its Subsidiaries to Agent for the benefit of the Lender Group under this Agreement or the other Loan Documents.

“Agreement” has the meaning set forth in the preamble hereto.

“Application Event” means the occurrence of (a) a failure by Borrower to repay all of the Obligations in full on the Maturity Date, (b) an Event of Default described in Sections 8.4 or 8.5, (c) any other Event of Default and the election of Agent or the Required Lenders to require that payments and, in the case of this clause (c), proceeds of Collateral be applied pursuant to Section 2.3(f)(iii) or (d) both Robert D. Pomeroy, Jr. and Gerald A. Michaud for any reason cease to be Chief Executive Officer and President, respectively, of Horizon and Borrower, or perform the roles customarily performed by each of them in their respective capacities as Chief Executive Officer and President, and both such individuals have not been replaced within ninety (90) days by individuals of like qualifications and experience and acceptable to Agent in its Permitted Discretion.

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“Approved Forms” means the standard forms of Note Receivable Documents, including any loan application, promissory note, loan agreement, lien instrument, security agreement, guaranty, and related documents used by Horizon in the conduct of its business with its borrowers, and substantially similar in scope and content as the forms attached as an exhibit to the Closing Certificate, which forms shall be in form and substance satisfactory to Agent (or in the case of control agreements, such standard forms as provided to Horizon by a bank or financial institution that comply with the Code), together with such changes and modifications or additions thereto from time to time as Horizon may approve from time to time in accordance with the Required Procedures.

“Approved Third-Party Lender” means a bank, commercial finance company or other institutional lender listed on Schedule A-1, any bank, commercial finance company or other institutional lender that is a Subsidiary of, or a fund controlled by, a Person listed on Schedule A-1 and that targets the same market segment of the lending business as Borrower (i.e. in one of the Target Industries), or any other bank, commercial finance company or other institutional lender approved by Agent from time to time in its Permitted Discretion.

“Approved Third-Party Originator” means a bank, commercial finance company or other institutional lender listed on Schedule A-2, any bank, commercial finance company or other institutional lender that is a Subsidiary of, or a fund controlled by, a Person listed on Schedule A-2 and that targets the same market segment of the lending business as such Borrower (i.e. in one of the Target Industries), or any other bank, commercial finance company or other institutional lender approved by Agent from time to time in its Permitted Discretion.

“Assignee” has the meaning set forth in Section 14.1(a).

“Assignment and Acceptance” means an Assignment and Acceptance substantially in the form of Exhibit A.

“Authorized Person” means (a) with respect to Borrower, any of Robert D. Pomeroy, Jr., Chief Executive Officer, Gerald A. Michaud, President, or Christopher M. Mathieu, Chief Financial Officer, or any other individual then serving as the Chief Executive Officer, President, or Chief Financial Officer of Borrower and (b) with respect to Horizon, any of Robert D. Pomeroy, Jr., Chief Executive Officer, Gerald A. Michaud, President, or Christopher M. Mathieu, Chief Financial Officer, or any other individual then serving as the Chief Executive Officer, President, or Chief Financial Officer of Horizon, and with respect to Servicer, any of Robert D. Pomeroy, Jr., Chief Executive Officer, Gerald A. Michaud, President, or Christopher M. Mathieu, Chief Financial Officer, or any other individual then serving as the Chief Executive Officer, President, or Chief Financial Officer of Servicer; provided, that for purposes of this Agreement, no individual who is an Authorized Person shall cease to be an Authorized Person, and no individual who is not then an Authorized Person shall become an Authorized Person, unless and until Agent has received written notice of such change from Borrower, Horizon or Servicer, as applicable, and in the case of an individual becoming an Authorized Person such individual has qualifications and experience substantially similar to the Authorized Person being replaced and Agent has completed a background check on such proposed new Authorized Person with the results of such background check being acceptable to Agent in its Permitted Discretion.

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“Availability Period” means the period commencing on the Closing Date and ending on the earliest of (a) the third anniversary of the Closing Date; provided such date shall automatically be extended to the fourth anniversary of the Closing Date, so long as on the date of the third anniversary of the Closing Date, no Default or Event of Default shall have occurred and be continuing, and (b) the termination of the Commitments pursuant to Section 9.1.

“Back-up Servicer” means U.S. Bank, acting in its capacity as successor Servicer, as set forth in that certain Back-up Servicer Engagement Letter.

“Back-up Servicer Engagement Letter” means the letter agreement dated as of August 6, 2012, between U.S. Bank and Horizon Management.

“Back-up Servicer Fees” means the fee payable to the Back-up Servicer in accordance with the Back-up Servicer Engagement Letter.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Board of Directors” means the board of directors (or comparable managers or managing members) of a Person or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers or managing members).

“Books” means all of Borrower’s and its Subsidiaries’ now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Borrower’s and its Subsidiaries’ Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

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“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrower Collateral” means all of Borrower’s now owned or hereafter acquired right, title, and interest in and to all property, including, without limitation, each of the following:

(a)          all of its Accounts,

(b)          all of its Books,

(c)          all of its commercial tort claims, including, without limitation, the commercial tort claims described on Schedule 5.6(d),

(d)          all of its Deposit Accounts, including, without limitation, the Collection Account and the Lockbox Account,

(e)          all of its Equipment,

(f)          all of its General Intangibles,

(g)          all of its Inventory,

(h)          all of its Investment Property (including all of its securities and Securities Accounts),

(i)          all of its Negotiable Collateral, including all of its Notes Receivable,

(j)          all of its Supporting Obligations,

(k)          money or other assets of Borrower that now or hereafter come into the possession, custody, or control of Agent or any Lender, and

(l)          the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

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“Borrowing” means a borrowing consisting of Loans made on the same day by the Lenders.

“Borrowing Notice” means a notice in the form of Exhibit D.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York, State of Minnesota, the State of Illinois or the State of Connecticut, except that if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and, at the time of acquisition, having a rating of at least A 1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition fully and unconditionally backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

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“Cash Runway Analysis” means such analytical spreadsheet prepared by the Chief Credit Officer of Horizon or Horizon Management, reflecting the most recent qualitative and quantitative analysis of each Account Debtor’s remaining cash runway, loan to value and compliance with the terms of its loan agreement with the Borrower.

“Change of Control” means any of the following: (a) Horizon ceases to directly own and control 100% of the outstanding capital Stock of Borrower; (b) Borrower ceases to directly own and control 100% of the outstanding capital Stock of each of its Subsidiaries; (c) Horizon or parties designated or appointed by Horizon cease to be the only Manager(s) of Borrower; (d) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the issued and outstanding shares of capital Stock of Horizon having the right to vote for the election of directors of Horizon under ordinary circumstances; or (e) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Horizon (together with any new directors whose election by the board of directors of Horizon or whose nomination for election by the Stockholders of Horizon was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

“Closing Certificates” means certificates from

(a)          an Authorized Person of Borrower, dated as of the Closing Date, in form and substance satisfactory to Agent, certifying the following: (i) each of the representations and warranties of Borrower contained in Section 5 of this Agreement is true and correct in all respects on and as of the Closing Date (except to the extent any such representation or warranty was expressly made only as of a specified date, in which case such representation or warranty was true and correct as of such date); (ii) no event has occurred and is continuing as of the Closing Date that constitutes a Default or an Event of Default; (iii) after giving effect to the incurrence of Indebtedness under this Agreement and the other transactions contemplated by this Agreement, Borrower will be Solvent; (iv) all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including Real Property taxes, sales taxes, and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest or the nonpayment of which could not reasonably be expected to result in a Material Adverse Change; (v) attached thereto are true, correct and complete copies of the Required Procedures and the Approved Forms; (vi) attached thereto are true, correct and complete copies of Borrower’s opening Closing Date balance sheet; and (vii) as of the Closing Date and after giving effect to the initial Loan, Borrower has a Tangible Net Worth (based upon the capital contribution by Horizon of cash or the unfinanced portion of Eligible Notes Receivable) of not less than $5,000,000;

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(b)          an Authorized Person of Horizon, dated as of the Closing Date, in form and substance satisfactory to Agent, certifying the following: (i) all tax returns required to be filed by Horizon have been timely filed and all taxes upon Horizon or its properties, assets, income, and franchises (including Real Property taxes, sales taxes, and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest or the nonpayment of which could not reasonably be expected to result in a Material Adverse Change; (ii) as of the Closing Date and after giving effect to the initial Loan, Horizon has a Tangible Net Worth of not less than $100,000,000; and (iii) attached thereto are true, correct and complete copies of Horizon’s unaudited consolidated balance sheet, income statement and statement of cash flows covering Horizon’s and its Subsidiaries’ operations for its fiscal quarter ended June 30, 2012 and the fiscal year-to date period ending thereon; and

(c)          an Authorized Person of Horizon Management, dated as of the Closing Date, in form and substance satisfactory to Agent, certifying the following: (i) as of the Closing Date and after giving effect to the initial Loan, Horizon Management has a Tangible Net Worth of not less than $500,000, and (ii) attached thereto are true, correct and complete copies of Horizon Management’s unaudited consolidated balance sheet, income statement and statement of cash flows covering Horizon Management’s operations for its fiscal quarter ended June 30, 2012 and the fiscal year-to date period ending thereon.

“Closing Date” means the date of this Agreement.

“Closing Date Business Plan” means the set of Projections of Borrower and Horizon for the period from the Closing Date through December 31, 2017, on a monthly basis for the remainder of 2012 and 2013 and on an annual basis thereafter, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

“Closing Date Commitment” means $75,000,000.

“Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such perfection, priority, or remedies.

“Collateral” means the Borrower Collateral and all other assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower or its Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.

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“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Collateral, in each case, in form and substance satisfactory to Agent.

“Collateral Custodian” means U.S. Bank National Association, solely its capacity as the Person appointed as the collateral custodian for Agent pursuant to the Sale and Servicing Agreement to hold the original Notes Receivable and certain other documents to be delivered under this Agreement or the Sale and Servicing Agreement for Agent’s benefit, or any replacement for such Person acceptable to Agent and, if there is no Event of Default that has occurred and is continuing, Borrower, or otherwise appointed pursuant to the terms of the Sale and Servicing Agreement.

“Collateral Custodian Fee Letter” has the meaning set forth in the Sale and Servicing Agreement.

“Collateral Custodian Fees” means any fees payable to the Collateral Custodian in accordance with the Sale and Servicing Agreement and the Collateral Custodian Fee Letter.

“Collection Account” means account number xxxxx in the name of Borrower, established at the Collection Account Bank, pledged to, and subject to a Control Agreement in favor of Agent, to which all Collections payable to Borrower in connection with Notes Receivable owed by an Account Debtor shall be deposited from the Lockbox Account and which is restricted so that no funds may be transferred or otherwise withdrawn from such Account without consent of Agent or as otherwise permitted in the Loan Documents.

“Collection Account Agreement” means the Control Agreement by and among Borrower, Agent and the Collection Account Bank with respect to the Collection Account, in form and substance reasonably satisfactory to Agent, as modified, amended supplemented or restated, from time to time.

“Collection Account Bank” means U.S. Bank or such other commercial bank acceptable to Agent in its Permitted Discretion.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including proceeds of cash sales, rental proceeds, and tax refund payments and prepayments of principal, interest, fees, penalties, payments under policies of title, hazard or other insurance, payments under supporting obligations and other payments paid with respect to or in connection with Notes Receivable or Note Receivable Documents).

“Commercial Tort Claim Assignment” has the meaning set forth in Section 4.4(b).

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“Commitment” means, with respect to each Lender, the aggregate commitment of such Lender to make Loans and, with respect to all Lenders, the aggregate commitments of all Lenders to make Loans, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C, as permanently reduced on a dollar for dollar basis by the amount of the Loans made from time to time, or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 14.1. The aggregate original maximum amount of the Commitments is equal to the Closing Date Commitment.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C executed and delivered to Agent by an Authorized Person of Borrower or an Authorized Person of Horizon, as applicable.

“Confidential Information” has the meaning set forth in Section 17.9(a).

“Control Agreement” means a control agreement, in form and substance satisfactory to Agent, executed and delivered by Borrower or one of its Subsidiaries, as applicable, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Credit Protection Laws” means all federal, state and local laws in respect of the business of extending credit to borrowers, including without limitation, the Truth in Lending Act (and Regulation Z promulgated thereunder), Equal Credit Opportunity Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Gramm-Leach-Bliley Financial Privacy Act, Real Estate Settlement Procedures Act, Home Mortgage Disclosure Act, Fair Housing Act, antidiscrimination and fair lending laws, laws relating to servicing procedures or maximum charges and rates of interest, and other similar laws, each to the extent applicable, and all applicable regulations in respect of any of the foregoing.

“Data Tape” means a tape or other electronic file on each Note Receivable and the collateral therefor as of the most recent month end in a sortable format (which tape may be a roll forward of the Data Tape provided as of the previous month end indicating what data has been added, deleted or otherwise changed), which shall include, but not be limited to, the Account Debtor(s), each Account Debtor’s address (street, city, state and zip code), contact name and telephone number, related Account Debtors, industry sector, guarantors (if any), equity sponsors (if any), credit rating, commitment amount, outstanding amount (advances and other usage), commencement date, maturity date, participation status, contractual interest rate basis and margin (and any applicable floor), current interest rate, payment type (interest only, principal plus interest, principal and interest, interest-only period, step-up amortization, etc), payment method if other than charge to loan, payment frequency, last payment date, next payment date, days past due, collection status (delinquent, defaulted, bankrupt, legal, etc.), current payment amount (interest and principal components if term loan), collections received for the period, advances made for the period, each applicable financial covenant and compliance therewith, modification history (number, type, date, result, etc.), and whether such Note Receivable is not approved, documented, managed and otherwise in conformance with the Required Procedures.

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“Default” means an event or condition that, but for the giving of notice or the passage of time, or both, would constitute an Event of Default.

“Default Rate” means a rate per annum equal to the LIBOR Rate plus 9.0%.

“Defaulted Note Receivable” means any Note Receivable (a) with respect to which any payment thereunder remains outstanding and unpaid, in whole or in part, for more than ninety (90) days past the date it became due and payable according to the original face and tenor of such Note Receivable, (b) that is secured by Collateral that is subject to judicial or non-judicial proceedings for the foreclosure of Borrower’s lien therein, or has been foreclosed or conveyed or transferred by deed-in-lieu-of-foreclosure or assignment-in-lieu-of-foreclosure, (c) with respect to which the Account Debtor is subject to an Insolvency Proceeding or is not Solvent, (d) that has been charged-off or deemed non-collectible by Borrower or (e) that has been extended, amended, modified or supplemented in any manner not in accordance with the Required Procedures or which a provision therein has been waived in any manner not in accordance the Required Procedures.

“Delinquent Note Receivable” means any Note Receivable with respect to which any payment thereunder remains outstanding and unpaid, in whole or in part, for more than sixty (60) days, but not more than ninety (90) days, past the date it became due and payable according to the original face and tenor of such Note Receivable or as extended in accordance with the Required Procedures.

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means account number xxxxxx of Horizon maintained with the Designated Account Bank, or such other deposit account of Horizon (located within the United States) that has been designated as such, in writing, by Borrower to Agent.

“Designated Account Bank” means Bank of America, N.A., a national banking association, or such other commercial bank (located within the United States), acceptable to Agent in its Permitted Discretion, that has been designated as such, in writing, by Borrower to Agent.

“Dollars” or “$” means United States dollars.

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“Eligible Asset Balance” means, the sum of (a) Unrestricted Cash in the Collection Account, plus (b) 100% of the outstanding principal balance of the Eligible Notes Receivable; provided, however, that for purposes of this definition the adjustments and limitations set forth in clauses (1) through (7) of the definition of Eligible Notes Receivable shall not apply during the twelve (12) months immediately following the Closing Date and any time after the fourth anniversary of the Closing Date.

“Eligible Notes Receivable” means those Notes Receivable that comply with each of the representations and warranties respecting Eligible Notes Receivable made in the Loan Documents, and that are not excluded as wholly or partially ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be modified from time to time by Agent in Agent’s Permitted Discretion; provided, further, that so long as no Event of Default has occurred and is continuing, Agent shall first notify and attempt to discuss with Borrower any such modification that Agent proposes to make to such criteria unless Agent, in its Permitted Discretion, believes that exigent circumstances justify the immediate modification of such criteria. Eligible Notes Receivable shall not include all or any portion of a Note Receivable (unless specifically determined to be eligible by Agent following a review thereof on a case-by-case basis) if:

(a)          such Note Receivable is not approved, documented, managed and otherwise in conformance with the Required Procedures;

(b)          such Note Receivable has been extended or otherwise modified, or any payment or other material requirements relating thereto have been waived, without the prior written consent of Agent; provided, however, that such Note Receivable may have been extended or otherwise modified, or a material requirement relating thereto waived, in accordance with the Required Procedures not more than one time during any 12-month period;

(c)          if, at the time of its initial funding, such Note Receivable represents a loan made to an Account Debtor in which venture capital firms, private equity groups or other institutional investors meeting Borrower’s underwriting requirements under the Required Procedures in effect upon Borrower’s acquisition thereof did not have an aggregate equity ownership of at least ten percent (10%) on a fully-diluted basis; provided, however, that such threshold shall not apply if the Account Debtor’s Stock is traded on a major United States stock exchange;

(d)          such Note Receivable has a stated coupon interest rate of less than 8.25% per annum payable in cash and/or an “all-in interest rate” including, without limitation, the stated coupon interest rate, commitment fees and final payments, of less than 10.0% per annum;

(e)          such Note Receivable has a remaining term of more than forty-eight (48) months;

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(f)          such Note Receivable is a “debtor-in-possession” loan or other loan to an Account Debtor that is subject to an Insolvency Proceeding, is not Solvent, or has gone out of business;

(g)          such Note Receivable is not evidenced by the Approved Forms, or other documentation acceptable to Agent in its Permitted Discretion;

(h)          such Note Receivable does not represent a valid and binding obligation owed to Borrower and enforceable in accordance with its terms for the amount outstanding thereof;

(i)          such Note Receivable was originated by a lender other than Borrower, Horizon or an Approved Third-Party Originator;

(j)          Borrower does not own the full and undivided interest in such Note Receivable;

(k)          such Note Receivable represents a loan made as part of a syndicated or other co-lending arrangement with one or more third-party lenders, unless (i) such syndicated or co-lending arrangement is subject to intercreditor or other agreements consistent with the Required Procedures and (ii) each other lender is an Approved Third-Party Lender (a syndicated or other co-lending arrangement meeting each of such tests being an “Eligible Co-Lending Arrangement”);

(l)          such Note Receivable has not been originated in accordance with, or does not comply in all respects with, all applicable federal, state and local laws and regulations, including applicable usury and Credit Protection Laws;

(m)          such Note Receivable does not require current cash payments of interest on at least a quarterly basis;

(n)          such Note Receivable is a term loan that has scheduled principal payments beginning later than twenty-four (24) months after its origination;

(o)          such Note Receivable is a Delinquent Note Receivable or a Defaulted Note Receivable;

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(p)          the primary Account Debtor, or the owner of the majority of the collateral or the producer of the majority of the cash flow that is the primary basis for the credit decision to make the loan evidenced by such Note Receivable (i) does not maintain its chief executive office or principal place of business in the United States or Canada, or (ii) is not organized under the laws of the United States or any state, or Canada or any province thereof;

(q)          such Note Receivable is not payable in Dollars;

(r)          the Account Debtor with respect to such Note Receivable is (i) an Affiliate of Horizon, Horizon Management, or Borrower, (ii) a holder of five percent (5%) or more of the Stock of Horizon, Horizon Management, or Borrower, (iii) an employee or agent of Horizon, Horizon Management, or Borrower, (iv) a member, employee or agent of any Affiliate of Horizon, Horizon Management, or Borrower, or (v) a member of the family of any of the foregoing;

(s)          such Note Receivable is owed by an Account Debtor that (i) was rated lower than a “3” in accordance with the Required Procedures when acquired by Borrower, or (ii) is rated a “1” in accordance with the Required Procedures;

(t)          such Note Receivable represents a Real Estate Loan;

(u)          the Account Debtor is not in a Target Industry, unless approved by Agent in its sole discretion;

(v)         the Account Debtor with respect to such Note Receivable is either (i) the United States or any department, agency, or instrumentality of the United States, (ii) any state of the United States, or (iii) the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

(w)          the Account Debtor with respect to such Note Receivable is also a creditor of Borrower, or has made a refundable deposit (not held in a separate escrow account), or has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Note Receivable, but only to the extent of such deposit, claim, right of setoff, or dispute from time to time in effect;

(x)          the Collateral Custodian is not then in possession of each of the Required Asset Documents, except as otherwise permitted under the Sale and Servicing Agreement; provided that if Borrower is funding the acquisition of such Note Receivable with the proceeds of Loans being requested with respect to such Note Receivable, then such Note Receivable would not be ineligible solely by reason of this clause (x) if the Collateral Custodian and Agent are in possession of PDF copies of each of the Required Asset Documents and the originals are delivered to the Collateral Custodian no later than five (5) Business Days thereafter;

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(y)          such Note Receivable is not subject to a valid and perfected first-priority Lien of Agent.

(z)          such Note Receivable is, includes or is convertible into stock, warrants or interests treated as equity for United States federal income tax purposes; or

(aa)         such Note Receivable provides for payments that are subject to withholding tax, unless the Account Debtor is required to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis.

On each date of determination of the amount of Eligible Notes Receivable, after determining a preliminary amount of Eligible Notes Receivable by applying the foregoing exclusions (the “Preliminary Eligible Notes Receivable”), each of the concentration limits in the following clauses (1) through (7) below shall be applied, using the aggregate amount of Preliminary Eligible Notes Receivable to determine ineligible portions, if any, and thus determine the final aggregate amount of Eligible Notes Receivable on the date of determination. Eligible Notes Receivable shall not include the following (unless specifically determined to be an Eligible Note Receivable by Agent following a review thereof on a case-by-case basis):

(1)         that portion of Preliminary Eligible Notes Receivable that would cause the aggregate outstanding principal amount of Preliminary Eligible Notes Receivable that require cash payments of interest less frequently than on a monthly basis, to exceed twenty-five percent (25%) of the aggregate outstanding principal amount of all Preliminary Eligible Notes Receivable at such time;

(2)         that portion of Preliminary Eligible Notes Receivable that would cause the aggregate outstanding principal amount of Preliminary Eligible Notes Receivable that are revolving loans to exceed twenty-five percent (25%) of the aggregate outstanding principal amount of all Preliminary Eligible Notes Receivable at such time;

(3)         that portion of Preliminary Eligible Notes Receivable that would cause the aggregate outstanding principal amount of Eligible Notes Receivable to Account Debtors in the same Target Industry to exceed the following percentages of the aggregate outstanding principal amount of all Preliminary Eligible Notes Receivable at such time: (i) with respect to the Target Industry of Technology, seventy-five percent (75%); (ii) with respect to the Target Industry of Life Science, seventy-five percent (75%); (iii) with respect to the Target Industry of Healthcare Information and Services, fifty percent (50%); and (iv) with respect to the Target Industry of Cleantech, fifty percent (50%);

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(4)         that portion of Preliminary Eligible Notes Receivable that would cause the aggregate outstanding principal amount of Preliminary Eligible Notes Receivable owed by the same Account Debtor and any of its Affiliates (other than Persons that would be Affiliates solely because of a common Lead Investor), to exceed fifteen percent (15%) of the aggregate outstanding principal amount of all Preliminary Eligible Notes Receivable at such time;

(5)         that portion of Preliminary Eligible Notes Receivable that would cause the aggregate outstanding principal amount of Preliminary Eligible Notes Receivable that are Eligible Subordinated Notes Receivable, to exceed seventy-five percent (75%) of the aggregate outstanding principal amount of all Preliminary Eligible Notes Receivable at such time;

(6)         that portion of Preliminary Eligible Notes Receivable permitted under clause (b) above that would cause the aggregate outstanding principal amount of Preliminary Eligible Notes Receivable that have been extended or otherwise modified, or have had any requirements relating thereto waived as a result of the Account Debtor’s material financial underperformance, distress or material default, in each case in accordance with the Required Procedures, to exceed ten percent (10%) of the aggregate outstanding principal amount of all Preliminary Eligible Notes Receivable at such time; provided that the foregoing limitation shall not apply to any Rehabilitated Note Receivable;

(7)         that portion of Preliminary Eligible Notes Receivable that would cause the aggregate outstanding principal amount of Preliminary Eligible Notes Receivable consisting of (i) Eligible Co-Lending Arrangements under clause (k) above, where in either case Borrower does not retain the right at all times to effectively control actions with respect to such Note Receivable through majority ownership, contractual agency rights or other contractually conveyed powers, to exceed twenty-five percent (25%) of the aggregate outstanding principal amount of all Preliminary Eligible Notes Receivable at such time.

“Eligible Subordinated Note Receivable” means any Eligible Note Receivable where Borrower’s Liens to secure payment of such Note Receivable are (i) not first priority Liens on property of the Account Debtor and (ii) subject to only customary permitted liens and the lien of the senior lender securing the senior credit facility, so long as Borrower and senior lender have entered into an intercreditor agreement providing for first priority liens in favor of the senior lender or its trustee, agent or representative and second priority liens in favor of Borrower.

“Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $500,000,000, (d) any Affiliate (other than individuals) of a pre-existing Lender, (e) so long as no Default or Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower (which approval of Borrower shall not be unreasonably withheld, delayed, or conditioned and, if not granted or rejected within five (5) Business Days of notice to Borrower will be deemed to have been granted), and (f) during the continuation of a Default or an Event of Default, any other Person approved by Agent.

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“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower, its Subsidiaries, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower, its Subsidiaries, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower or its Subsidiaries, relating to the environment, the effect of the environment on employee health or safety, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Actions required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means all equipment (as that term is defined in the Code), including machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

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“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC section 414(c), (c) solely for purposes of section 302 of ERISA and section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower or any of its Subsidiaries are a member under IRC section 414(m), or (d) solely for purposes of section 302 of ERISA and section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of Borrower or its Subsidiaries under IRC section 414(o).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

“Event of Default” has the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Taxes” means, with respect to Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder or under any other Loan Document, (a) any taxes imposed on or measured by its net income, branch profits taxes and franchise taxes imposed on it in lieu of net income taxes by the jurisdiction (or any political subdivision thereof) in each case (i) under the Laws of which such recipient is organized or in which such recipient has its principal office or, in the case of a Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes; (b) any tax imposed pursuant to FATCA, to the extent that such taxes would not have been imposed but for the failure of Agent or such Lender, as the case may be, (i) to comply with the reporting and other requirements under FATCA or (ii) to provide, upon reasonable demand from Borrower or Agent, as the case may be, and at the time or times prescribed by applicable Law, any form, document or certification required under FATCA which, if provided, would establish that such payment is exempt from withholding under FATCA; and (c) in the case of a Lender (other than an assignee pursuant to a request of Borrower under Section 2.11(h)) any United States withholding taxes imposed on amounts payable to such Lender under any Loan Document (i) pursuant to a Law in effect at the time such Lender becomes a party to this Agreement or changes its place of organization (or designates a new lending office) or (ii) that are attributable to such Lender’s failure to comply with Section 2.11(a)(v), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of an assignment, a change in such Lender’s place of organization, or the designation of a new lending office, to receive additional amounts from Borrower with such respect to such withholding taxes under Section 2.11(a)(i).

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“FATCA” means sections 1471 through 1474 of the IRC, as of the date of this Agreement, any amended or successor version that is substantively comparable and not materially more onerous to comply with and any regulations promulgated thereunder or official interpretations thereof.

“Fee Letter” means that certain Fee Letter, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

“FEIN” means Federal Employer Identification Number.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided, however, that solely for purposes of calculating Tangible Net Worth as required hereunder or pursuant to the Sale and Servicing Agreement, such calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159.

“General Intangibles” means all general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims.

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“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, formation or organization, bylaws, partnership agreement, operating or limited liability company agreement, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Hedge Provider” means the provider of a Hedge Agreement to Borrower.

“Holdout Lender” has the meaning set forth in Section 15.2(a).

“Horizon” has the meaning set forth in the preamble to this Agreement.

“Horizon Management” has the meaning set forth in the preamble to this Agreement.

“Horizon-Related Persons” means Horizon and Horizon Management together with their Affiliates, officers, directors, employees, and agents.

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“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), and (g) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.

“Indemnified Liabilities” has the meaning set forth in Section 11.3.

“Indemnified Person” has the meaning set forth in Section 11.3.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other, state, federal or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intangible Assets” means, with respect to any Person, that portion of the book value of all of such Person’s assets that would be treated as intangibles under GAAP.

“Interest Collections” means payments of accrued interest, fees and any other amounts received in respect of the Notes Receivable (including, without limitation, gains and proceeds of any Warrant Asset (as defined in the Sale and Servicing Agreement)), other than principal payments.

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“Interest Period” means, with respect to any Loan, (i) in the case of the initial Interest Period with respect to such Loan, the period commencing on the date of the making of such Loan and ending on the last Business Day of the then-current month, and (ii) in the case of any subsequent Interest Period with respect to such Loan, the one-month period commencing on the last day of the immediately preceding Interest Period for such Loan and ending on the last Business Day of the next succeeding calendar month ending thereafter.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock or all or substantially all of the assets of such Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Property” means investment property (as that term is defined in the Code).

“IRC” means the Internal Revenue Code of 1986, as amended.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lead Investor” means, with respect to any Account Debtor, the venture capital firm or other institutional investor that purchased the most Stock of such Account Debtor in the Account Debtor’s most recently completed round of equity financing.

“Lender” has the meaning set forth in the preamble to the Agreement and shall also include any other Person made a party to this Agreement pursuant to the provisions of Section 14.1, and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders and Agent, or any one or more of them.

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“Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Horizon, Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Horizon, Borrower or its Subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement or the Fee Letter), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (d) out-of-pocket charges paid or incurred by Agent resulting from the dishonor of checks payable by or to Borrower or any of its Affiliates, (e) reasonable out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable out-of-pocket audit fees and expenses (including travel, meals, and lodging) of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement or the Fee Letter, (g) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with Horizon, Borrower or any of its Subsidiaries, (h) Agent’s reasonable costs and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), amending the Loan Documents, and (i) Agent’s and each Lender’s reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Horizon, Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

“Lender Group Representatives” has the meaning set forth in Section 17.9(a).

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, and the officers, directors, employees, and agents of such Lender.

“Liabilities” has the meaning set forth in Section 14.1(j).

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“LIBOR Rate” means for any Interest Period with respect to any Loan, the greater of (a) one percent (1.00%) per annum, and (b) the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the rate published by Bloomberg (or, if such rate is not available as published by Reuters) as one-month LIBOR on the date which is two Business Days prior to the first day of such Interest Period. In the event that such rate does not appear as provided above, the LIBOR Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying one-month LIBOR as selected by an agreement between Borrower and Agent. The LIBOR Rate for any Loan with an initial Interest Period that is less than a full calendar month in duration shall be calculated on the basis of the one-month LIBOR in effect on the date which is two Business Days prior to the requested date for the making of such Loan and shall be recalculated based on the one-month LIBOR on the date which is two Business Days prior to the first day of the immediately succeeding calendar month.

“LIBOR Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the LIBOR Rate.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Documents” means this Agreement, the Notes, the Closing Certificates, the Control Agreements, the Sale and Servicing Agreement, the Fee Letter, the Collateral Custodian Fee Letter, the Back-up Servicer Engagement Letter, the Officers’ Certificates, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Horizon, Borrower or any of its Subsidiaries and the Lender Group in connection with this Agreement (excluding Hedge Agreements).

“Loans” has the meaning set forth in Section 2.1(a).

“Lockbox Account” means deposit account XXXXXXXXXXXX with lockbox service (lockbox number XXXXXX) in the name of Borrower established at the Lockbox Bank, pledged to, and subject to a Control Agreement in favor of Agent, which causes the depositary bank to acknowledge the Lien of Agent granted hereunder and irrevocably instructs the depositary bank to wire all amounts collected therein in accordance with Section 5.01(c) of the Sale and Servicing Agreement.

“Lockbox Bank” has the meaning set forth in the Sale and Servicing Agreement.

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“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, or Horizon and its Subsidiaries, taken as a whole, or Horizon Management, (b) a material impairment of the ability of Horizon, Horizon Management, Borrower or their respective Subsidiaries to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the validity, enforceability or priority of the Agent’s Liens with respect to the Collateral other than as a result of an action or failure to act on the part of Agent.

“Maturity Date” means the third anniversary of this agreement; provided such date shall automatically be extended up to two times, in each case for one year, so long as on the date of such extension, no Default or Event of Default shall have occurred and be continuing.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Negotiable Collateral” means letters-of-credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper).

“Note” means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit E hereto.

“Note Receivable” means a promissory note evidencing a commercial loan made or purchased by Borrower in accordance with the Required Procedures and secured by a Lien on property owned by the maker of such note; provided however, that on any date of determination, in the case of a revolving loan, only the outstanding principal amount at such time shall be a “Note Receivable”.

“Note Receivable Documents” means, with respect to any Note Receivable, the Note Receivable, any loan agreement, note purchase agreement, indenture or similar agreement relating to the Note Receivable, any material collateral documents (including without limitation, any security agreements, pledge agreements, control agreements, mortgages, assignment agreements, pledged stock and pledge notes, any other agreement granting a lien or necessary to grant a lien, or any other material instruments governing or relating to collateral) and all other material loan or collateral documentation executed or delivered in connection therewith.

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“Obligations” means all loans (including the Loans), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding or would have accrued but for the commencement of such Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding or would have accrued but for the commencement of such Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by Borrower to the Lender Group pursuant to or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Originating Lender” has the meaning set forth in Section 14.1(e).

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” has the meaning set forth in Section 2.11(a).

“Overcollateralization Ratio” means, as of any date of determination, the amount (expressed as a percentage) calculated by dividing (a) the Eligible Asset Balance at such time by (b) the outstanding principal amount of the Loans at such time.

“Overcollateralization Ratio Certificate” means a certificate in the form of Exhibit B.

“Participant” has the meaning set forth in Section 14.1(e).

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“Participant Register” has the meaning set forth in Section 14.1(i).

“Patriot Act” has the meaning set forth in Section 5.26.

“Payment Date”: The fifteenth day of each calendar month, or if any such day is not a Business Day, the first Business Day following such day, commencing on September 15, 2012.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Dispositions” means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (c) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (d) sales of Notes Receivable to Horizon permitted under the Sale and Servicing Agreement, (e) sales of collateral securing a Note Receivable, without recourse to Borrower, in connection with a foreclosure or similar proceeding following a default under the Note Receivable secured by such collateral, for a cash purchase price of not less than the fair market value of such collateral to a person that is not an Affiliate of Borrower or sales of secured property to Servicer or its Affiliates to the extent permitted by Section 4.05 of the Sale and Servicing Agreement and (f) sales of Real Estate Owned without recourse to Borrower, for a cash purchase price of not less than the fair market value of such Real Estate Owned, to a person that is not an Affiliate of Borrower.

“Permitted Investments” means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) commercial loans evidenced by a Note Receivable made in the ordinary course of business and related equity investments received or made in accordance with the Required Procedures, (d) Investments received in settlement of amounts due to Borrower or any of its Subsidiaries effected in the ordinary course of business or owing to Borrower or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of Borrower or its Subsidiaries, and (e) Real Estate Owned.

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“Permitted Liens” means (a) Liens granted to, or for the benefit of, Agent, to secure the Obligations, (b) Liens for unpaid taxes or assessments that either (i) are not yet delinquent, (ii) are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, or (iii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) the interests of lessors under operating leases, (d) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (e) Liens on amounts deposited in connection with obtaining worker’s compensation or other unemployment insurance, (f) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (g) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (h) Liens resulting from any judgment or award that is not an Event of Default hereunder, (i) with respect to any Real Property, easements, covenants, restrictions, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof, and (j) rights of setoff imposed by law upon deposit of cash and cash equivalents in favor of banks or other depository institutions incurred in the ordinary course of business in deposit accounts maintained with such bank or depository institution to the extent permitted under this Agreement.

“Permitted Protest” means the right of Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes, or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent’s Liens.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Principal Collections” means payments of principal received in respect of the Notes Receivable that result in a reduction of the outstanding balance of such Notes Receivable.

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“Principal Withdrawal Request” means a request in the form of Exhibit F.

“Projections” means, with respect to any Person, such Person’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements (if applicable), all prepared on a basis consistent with such Person’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination, with respect to all matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (a) such Lender’s Commitment then in effect plus the aggregate outstanding principal amount of such Lender’s Loans by (ii) the aggregate amount of all of the Lenders’ Commitments then in effect and all of the outstanding principal amount of Loans of the Lenders.

“Real Estate Loan” means a Note Receivable that is secured by a Lien on Real Property where material value is attributed to such Real Property and relied upon in the underwriting of such Note Receivable.

“Real Estate Owned” means Real Property that secured a Note Receivable and was acquired by Borrower in connection with a foreclosure, deed-in-lieu of foreclosure or other similar process in which Borrower took legal title to such Real Property following a default under such Note Receivable.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Person, and the improvements thereto.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Register” has the meaning set forth in Section 14.1(h).

“Registered” means, with respect to any “registration-required obligation” within the meaning of section 163(f)(2) of the IRC, a debt obligation that was issued after July 18, 1984 and that is in “registered form” within the meaning of section 5f.103-1(c) of the Treasury Regulations.

“Rehabilitated Note Receivable” means any Eligible Note Receivable (a) that was previously extended or otherwise modified, or has had any requirements relating thereto waived as a result of the Account Debtor’s material financial underperformance, distress or material default, in each case in accordance with the Required Procedures, (b) for which the Account Debtor is (i) making amortization payments to fully amortize such Eligible Note Receivable and (ii) no longer experiencing a material financial underperformance, distress or material default, in each case in accordance with the Required Procedures.

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“Related Property” has the meaning set forth in the Sale and Servicing Agreement.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

“Replacement Lender” has the meaning set forth in Section 15.2(a).

“Report” has the meaning set forth in Section 16.17(a).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Asset Documents” means the documents set forth on Schedule R-1 hereto.

“Required Lenders” means, at any time, the Lenders whose aggregate Pro Rata Shares exceed fifty percent (50%).

“Required Procedures” means the written policies, procedures and guidelines that Horizon utilizes in the origination (and Horizon Management utilizes in the servicing) of Notes Receivable Horizon owns, or sells to its subsidiaries, specifically including underwriting, documentation, portfolio management and financial policies, procedures and guidelines over collateral and financial analysis, business and asset valuation (including appraisal), auditing, collection activities, renewal, extension, modification, recognition, accrual, non-accrual and charge-off policies, and the use of the Approved Forms with respect to the origination, funding and servicing of Notes Receivable, all in the form delivered to Agent and approved by Agent on or prior to the Closing Date and attached to the Closing Certificate, as amended from time to time in accordance with the Sale and Servicing Agreement; provided, however, that no material change to the Approved Forms or the policies and procedures as in effect on the Closing Date shall be effective unless (a) Agent and Borrower have each received at least ten (10) Business Days prior written notice of such change and, (b) if either Agent in the exercise of its Permitted Discretion, or Borrower in its reasonable discretion, believes that such change could reasonably be expected to have a material adverse effect upon the quality or value of the Eligible Notes Receivable or the collectability of any Note Receivable or the Loans thereon, such change has the prior written approval of both Agent and Borrower; provided further, that (i) each of Agent and Borrower shall use reasonable efforts to notify Horizon of any objection it has to any such proposed change within ten (10) Business Days following its receipt of notice thereof from Horizon, but failure by Agent or Borrower to do so shall not be deemed to be a consent to or approval of such change, and (ii) if, after the expiration of such ten (10) Business Day period, Horizon has provided to each of Agent and Borrower a second written notice of such proposed change and received acknowledgment of Agent’s and Borrower’s receipt thereof, then each of Agent and Borrower shall be deemed to have consented to such proposed change unless either Agent or Borrower has notified Horizon of its objection thereto within twenty (20) days following its receipt of such second notice from Horizon.

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“Restricted Payments” means (a) any dividend or other distribution, in cash or other property, direct or indirect, on account of any class of Stock in Borrower, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Stock in Borrower, now or hereafter outstanding, (c) any payment made to retire, or obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Stock in Borrower, now or hereafter outstanding, (d) any payment or prepayment of principal, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness (other than any Indebtedness permitted under Section 7.1), or (e) any payment (other than compensation to an officer or director of Borrower, as such, in the ordinary course of business, or Servicing Fees or other amount permitted to be paid to Servicer under the Sale and Servicing Agreement) to a holder of Stock in Borrower or to an Affiliate of Borrower or an Affiliate of any holder of Stock in Borrower not expressly authorized herein.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement among Borrower, Horizon (as Originator), Horizon Management (as initial Servicer), U.S. Bank (as Collateral Custodian), and Agent, in form and substance satisfactory to Agent.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

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“Securities Account” means a “securities account,” as that term is defined in the Code.

“Securitization” has the meaning set forth in Section 14.1(j).

“Securitization Parties” has the meaning set forth in Section 14.1(j).

“Servicer” means Horizon Management, or once appointed pursuant to Section 6.20, the Back-up Servicer, or any other Person that assumes the functions of servicing the Notes Receivables with the prior written consent of Agent and pursuant to the terms of the Sale and Servicing Agreement.

“Servicer Default” has the meaning set forth in the Sale and Servicing Agreement.

“Servicing Fees” means the “Servicing Fee” payable to Servicer in accordance with the Sale and Servicing Agreement, which shall in no case exceed for any measurement period (as determined pursuant to the Sale and Servicing Agreement) one percent (1.00%) per annum on the average Notes Receivable balance (as determined pursuant to the Sale and Servicing Agreement) for such measurement period.

“Solvent” means, (a) with respect to any Person other than the Borrower, Horizon or Horizon Management, on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts, and, (b) with respect to the Borrower, Horizon or Horizon Management, on a particular date, both (i) (A) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (B) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (C) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stock” means all shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

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“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.

“Supporting Obligation” means a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, chattel paper, document, General Intangible, Note Receivable, instrument, or Investment Property.

“Tangible Net Worth” means, with respect to any Person as of any date of determination, determined on a consolidated basis and in accordance with GAAP, the result of (a) such Person’s total members’ or shareholder’s equity, plus (b) all Indebtedness expressly subordinated to all other borrowed Indebtedness of such Person, minus (c) all Intangible Assets of such Person, minus (d) all of such Person’s prepaid expenses, minus (e) all amounts due to such Person from Affiliates of such Person.

“Target Industry” means each of the following business areas as classified in accordance with the Required Procedures: (a) Technology, (b) Life Science, (c) Healthcare Information and Services, and (d) Cleantech.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of a similar nature imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (whether imposed directly or through withholding) and all interest, penalties, additions to tax or similar liabilities with respect thereto.

“Transferred Notes Receivable” has the meaning set forth in the Sale and Servicing Agreement.

“Treasury Regulations” means the United States Treasury Department regulations promulgated under the IRC.

“UCC Filing Authorization Letter” means a letter duly executed by Borrower authorizing Agent to file appropriate financing statements in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests purported to be created by the Loan Documents.

“United States” means the United States of America.

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“Unrestricted Cash” means cash of the Borrower in the Collection Account that is (a) not subject to any Lien (other than Liens securing the Obligations), (b) not reserved, set aside, designated or required for the payment on any account, liability or obligations (including, without limitation, any ordinary course business expenses, payroll, Restricted Payment or the amounts required to be in the Collection Account pursuant to Section 6.19) and (c) available for use by Borrower in its discretion.

“Unused Fee” has the meaning set forth in Section 2.10(a).

“Usage” means, as of any date of determination, the amount of outstanding Loans.

“U.S. Bank” means U.S. Bank National Association, a national banking association.

“Voidable Transfer” has the meaning set forth in Section 17.8.

1.2          Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that if Borrower notifies Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Horizon” or “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Horizon and its Subsidiaries, or Borrower and its Subsidiaries, as the case may be, on a consolidated basis, unless the context clearly requires otherwise.

1.3          Code.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern.

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1.4          Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash or immediately available funds of all of the Obligations (including the payment of any Lender Group Expenses that have accrued irrespective of whether demand has been made therefor) other than unasserted contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5          Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.           LOAN AND TERMS OF PAYMENT.

2.1          Term Loans. During the Availability Period and subject to the terms and conditions of this Agreement each Lender agrees (severally, not jointly) to make term loans (the “Loans”), to Borrower from time to time in Dollars in an amount not to exceed its Commitment as set forth in Schedule C (or in the applicable Assignment and Acceptance) as reduced in accordance with the definition of Commitment or other provisions hereof; provided, however, (i) the aggregate original principal amount of all Loans of all Lenders during the term hereof shall not exceed the Closing Date Commitment, and (ii) in no event shall Loans be required to made hereunder if immediately before and after giving effect to such Loan the Overcollateralization Ratio is less than 150%. Upon any Lender funding its entire Commitment in accordance with the provisions hereof, such Lender will have no further commitment to fund Loans hereunder. Upon any payment or prepayment of a Loan in whole or in part, Borrower shall have no right to reborrow the amount so paid or prepaid.

2.2          Borrowing Procedures.

(a)          Procedure for Borrowing. To request the funding of any Loan hereunder, an Authorized Person of Borrower shall deliver to Agent not later than 12:00 Noon, New York time, on the Business Day at least three (3) Business Days prior to the requested date of such proposed Loan, by facsimile or electronic mail transmission, an Overcollateralization Ratio Certificate and a Borrowing Notice, and setting forth all of the information required to be set forth therein, including without limitation, requested date of such Loan (which shall be a Business Day during the Availability Period), the amount of the Loan requested (which, on the Closing Date shall be in a minimum principal amount of $10,000,000 and on any date thereafter shall be in a minimum principal amount of $2,000,000 or, in each case, a whole multiple of $100,000 in excess thereof). Borrower may not request, and the Lenders shall not be required to fund, more than two (2) Loans during any calendar month.

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(b)          Funding of Borrowings. Each Lender shall make the proceeds of its Pro Rata Share of each Loan required to be made hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 Noon, New York time, to the account of Agent most recently designated by it for such purpose by notice to the Lenders. Agent will make such Loans available to Borrower by wire transfer of the proceeds of such Loans to the Designated Account at the direction of the Borrower or to such other account as Agent and Borrower agree. The failure of any Lender to make the proceeds of its Pro Rata Share of any Loan required to be made hereunder shall not relieve any other Lender of its obligation to make the proceeds of its Pro Rata Share of any Loan required to be made hereunder. No Lender shall be obligated to fund any Loan after Availability Period.

(c)          Independent Obligations. All Loans shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

(d)          Notes. Any Lender may request that Loans made by it be evidenced by a Note. In such event, Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 14.1) be represented by one or more Notes in such form payable to such Lender and its registered assigns.

2.3          Prepayments and Scheduled Payments of Loans.

(a)          Optional Prepayments. Borrower shall have the right at any time and from time to time to prepay Loans in each case in whole or in part, subject to prior written notice in accordance with Section 2.3(d); provided that all optional prepayments shall be accompanied by any amounts due under Section 2.3(g)(i) and payment in full of any other interest, fees, costs and expenses.

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(b)          Mandatory Prepayments; Additional Collateral.

(i)          If, at any time, the Overcollateralization Ratio is less than or equal to 140% (the “Overcollateralization Deficiency”), the Borrower shall immediately prepay the principal of the Loans in an aggregate amount equal to the amount necessary for the Overcollateralization Ratio to be at least 150% by depositing such amount in the Agent’s Account for the account of the Lenders, and Agent shall distribute such amounts to each Lender in accordance with its Pro Rata Share. Notwithstanding any provision to the contrary set forth in this Section 2.3(b), in the event of an Overcollateralization Deficiency, at Borrower’s option, Borrower may, in lieu of making a prepayment required in the first sentence of this Section 2.3(b)(i), either (A) pledge to Agent in accordance with the terms hereof within ten (10) Business Days after the date of such Overcollateralization Deficiency such additional Eligible Notes Receivable or (B) deposit Unrestricted Cash in the Collection Account, in each case, in an amount sufficient to cause the Overcollateralization Ratio at such time to be at least 150%.

(ii)         After the termination of the Availability Period, if Borrower receives any payment of principal on any Note Receivable, Borrower shall, on the applicable Payment Date, prepay the principal of the Loans in an amount equal to the amount of such principal payment received on such Note Receivable by depositing such amount in the Agent’s Account for the account of the Lenders, and Agent shall distribute such amounts to each Lender in accordance with its Pro Rata Share.

(c)          Repayments from Collection Account. On each Payment Date, or at more frequent intervals at the discretion of Agent upon the occurrence and during the continuance of an Event of Default, all amounts in the Collection Account shall be applied in accordance with Section 2.3(f).

(d)          Notices. Borrower shall notify Agent by telephone (confirmed by facsimile or email transmission) of any optional prepayment of the Loans under Section 2.3(a) not later than 12:00 Noon, New York time, three (3) Business Day before the date of such prepayment. Borrower shall notify Agent of any mandatory prepayment of the Loans pursuant to Section 2.3(b) as soon as practicable. Each such notice shall be irrevocable (provided that a notice of prepayment delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied) and shall specify the prepayment date, the principal amount of each Loan or portion thereof to be prepaid, and the section of this Agreement pursuant to which such prepayment is to be made. Promptly following receipt of any such notice, Agent shall advise each Lender of the contents thereof, and of the amount of such Lender’s Pro Rata Share of such prepayment. Each such prepayment shall be applied to the Loans of Lenders in accordance with their respective Pro Rata Shares. Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

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(e)          Prepayments Accompanied by Interest. All prepayments of the Loans pursuant to this Section 2.3 shall be accompanied by accrued interest through the date of prepayment, together with any amounts payable pursuant to Section 2.11(e).

(f)          Apportionment and Application of Payments.

(i)          So long as no Application Event has occurred and is continuing, any amounts in the Collection Account constituting Principal Collections shall be applied to prepay the principal of the Loans on the applicable Payment Date, to each Lender in accordance with its Pro Rata Share; provided that, solely during the Availability Period, if the Overcollateralization Ratio is equal to or greater than 150% and no Default or Event of Default shall have occurred and be continuing, such amounts shall not be applied in such manner and shall be made available for reinvestment by Borrower in accordance with Section 6.18(c).

(ii)         So long as no Application Event has occurred and is continuing, all amounts in the Collection Account constituting Interest Collections of Borrower shall be applied on the applicable Payment Date as follows:

(A)         first, to pay ratably in accordance with the amounts of Collateral Custodian Fees owed to the Collateral Custodian, to pay fees payable to the Collection Account Bank in accordance with Section 10 of the Collection Account Agreement and all other out-of-pocket costs, expenses, indemnities and reimbursements (including without limitation, attorneys’ fees and expenses) then due and owing to the Collateral Custodian or Collection Account Bank pursuant to this Agreement or any other Loan Document, until paid in full,

(B)         second, to pay the Back-Up Servicer, the Back-up Servicer Fees (including the one-time successor servicer engagement fee described in the Back-Up Servicer Engagement Letter) and all other out-of-pocket costs, expenses, indemnities and reimbursements (including without limitation, attorneys’ fees and expenses) then due and owing, until paid in full,

(C)         third, to pay the Servicer, the Servicing Fees and any reimbursable out-of-pocket expenses, indemnities and reimbursements owed to any successor Servicer (including, without limitation, attorneys’ fees and expenses) then due and owing, until paid in full,

(D)         fourth, ratably to pay each Hedge Provider (if any), the amounts due under any interest rate Hedge Agreement (excluding breakage fees) then due and owing, until paid in full,

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(E)         fifth, to pay any Lender Group Expenses (including cost or expense reimbursements and any amounts due under Section 2.10(c)) or indemnities then due and owing to Agent under the Loan Documents, until paid in full,

(F)         sixth, ratably in accordance with the amounts of Lender Group Expenses or indemnities owed to each Person in the Lender Group, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due and owing to any of the Lenders under the Loan Documents, until paid in full,

(G)        seventh, to pay any fees then due and owing to Agent under the Loan Documents (including any amounts due under Section 2.10(b)), until paid in full,

(H)        eighth, ratably in accordance with the fees owed to each Person in the Lender Group, to pay any fees then due and owing to any or all of the Lenders under the Loan Documents (including any amounts due under Section 2.10(a)), until paid in full,

(I)          ninth, to pay the Servicer, all out-of-pocket costs, expenses, indemnities and reimbursements (including without limitation, attorneys’ fees) then due and owing to Servicer pursuant to this Agreement or any other Loan Document, until paid in full,

(J)         tenth, ratably in accordance with the interest payments due to each Lender, to pay interest due in respect of the Loans, until paid in full,

(K)        eleventh, ratably to each Hedge Provider, unpaid breakage fees due under any interest rate Hedge Agreement,

(L)         twelfth, to pay any other Obligations (other than the principal amount of the Loans), until paid in full, and

(M)       thirteenth, to remain in the Collection Account or otherwise upon request of Borrower, to be wired to the Designated Account for the purposes permitted under, and in accordance with, Sections 6.18(c) and 7.10 so long as the Borrower is in compliance with Section 6.19, after giving effect to the transfer of such amounts to the Designated Account and the application of proceeds thereof.

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(iii)        At any time that an Application Event has occurred and is continuing, all payments remitted to Agent and all proceeds of Collateral (including all amounts in the Collection Account, whether constituting Principal Collections, Interest Collections or otherwise) received by Agent shall be applied as follows:

(A)         first, to pay ratably in accordance with the amounts of Collateral Custodian Fees owed to the Collateral Custodian, fees payable to the Collection Account Bank in accordance with Section 10 of the Collection Account Agreement and all other out-of-pocket costs, expenses, indemnities and reimbursements (including without limitation, attorneys’ fees and expenses) then due and owing to the Collateral Custodian or Collection Account Bank pursuant to this Agreement or any other Loan Document, until paid in full,

(B)         second, to pay the Back-Up Servicer, the Back-up Servicer Fees (including the one-time successor servicer engagement fee described in the Back-Up Servicer Engagement Letter) and all other out-of-pocket costs, expenses, indemnities and reimbursements (including without limitation, attorneys’ fees and expenses) then due and owing, until paid in full,

(C)         third, to pay the Servicer, the Servicing Fees and any reimbursable out-of-pocket expenses, indemnities and reimbursements owed to any successor Servicer (including, without limitation, attorneys’ fees and expenses) then due and owing, until paid in full,

(D)         fourth, ratably to pay each Hedge Provider (if any), the amounts due under any interest rate Hedge Agreement (excluding breakage fees) then due, until paid in full,

(E)         fifth, to pay any Lender Group Expenses (including cost or expense reimbursements and any amounts due under Section 2.10(c)) or indemnities then due and owing to Agent under the Loan Documents, until paid in full,

(F)         sixth, ratably in accordance with the amounts of Lender Group Expenses or indemnities owed to each Person in the Lender Group, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then and owing due to any of the Lenders under the Loan Documents, until paid in full,

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(G)        seventh, to pay any fees then due and owing to Agent under the Loan Documents (including any amounts due under Section 2.10(b)), until paid in full,

(H)        eighth, ratably in accordance with the fees owed to each Person in the Lender Group, to pay any fees then due and owing to any or all of the Lenders under the Loan Documents (including any amounts due under Section 2.10(a)), until paid in full,

(I)          ninth, to pay the Servicer, all out-of-pocket costs, expenses, indemnities and reimbursements (including without limitation, attorneys’ fees) then due and owing to Servicer pursuant to this Agreement or any other Loan Document, until paid in full,

(J)         tenth, ratably in accordance with the interest payments due to each Lender, to pay interest due in respect of the Loans, until paid in full,

(K)        eleventh, ratably in accordance with the principal payments due to each Lender, to pay the principal of all Loans until paid in full,

(L)         twelfth, the amount set forth in Section 2.3(g)(ii), ratably to each Lender in accordance with its Pro Rata Share, until paid in full,

(M)       thirteenth, ratably to each Hedge Provider, unpaid breakage fees due under any interest rate Hedge Agreement,

(N)        fourteenth, to pay any other Obligations, until paid in full, and

(O)        fifteenth, to be wired to the Designated Account or such other Person entitled thereto under applicable Law.

(iv)        Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

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(v)         For purposes of this Section 2.3(f), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(g)          Prepayment Premium. Borrower hereby agrees that in addition to any other amounts due under this Agreement or any other Loan Document:

(i)          Optional Prepayments. If Borrower prepays or pays any portion of the outstanding principal amount of the Loans pursuant to Section 2.3(a), Borrower shall pay an amount equal to (A) in the case of any such prepayment or payment made prior to the first anniversary of the Closing Date, 3% of the Closing Date Commitment, (B) in the case of any such prepayment or payment made during the period commencing on the first anniversary of the Closing Date and ending on the day immediately preceding the second anniversary of the Closing Date, 2% of the Closing Date Commitment and (C) in the case of any such prepayment or payment made during the period commencing on the second anniversary of the Closing Date and ending on the day immediately preceding the third anniversary of the Closing Date, 1% of the Closing Date Commitment; or

(ii)         Application Event or Event of Default. If Borrower is otherwise required to pay any principal amount of the Loans pursuant to Section 2.3(f)(iii) (except with respect to any Application Event pursuant solely to clause (d) of the definition of “Application Event’) or 9.1, Borrower shall pay an amount equal to the product of (A) the principal amount of the Loans so prepaid and (B) (1) in the case of any such prepayment or payment made prior to the first anniversary of the Closing Date, 3%, (2) in the case of any such prepayment or payment made during the period commencing on the first anniversary of the Closing Date and ending on the day immediately preceding the second anniversary of the Closing Date, 2% and (3) in the case of any such prepayment or payment made during the period commencing on the second anniversary of the Closing Date and ending on the day immediately preceding the third anniversary of the Closing Date, 1%.

2.4          Payments Generally.

(a)          Borrower promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in full on the Maturity Date or, if earlier, on the date on which the Obligations become due and payable pursuant to the terms of this Agreement and the other Loan Documents.

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(b)          All payments to be made by Borrower in respect of the Obligations shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower in respect of the Obligations shall be made to Agent, for its own account or for the account of the respective Lenders to which such payment is owed, as the case may be, via wire transfer of Dollars in immediately available funds on the date such payment is due and payable by 1:00 p.m., New York time. Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to the account of such Lender notified to Agent from time to time. All payments received by Agent after 1:00 p.m., New York time, on the date such payments are due and payable shall be deemed to have been received on the next succeeding Business Day, and any applicable interest or fees shall continue to accrue thereon until such Business Day.

(c)          If any payment to be made by Borrower in respect of the Obligations shall come due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be reflected in computing any applicable interest or fees.

(d)          Unless Borrower shall have notified Agent, prior to the date any payment is required to be made by it to Agent hereunder, that Borrower will not make such payment, Agent may assume that Borrower will timely make such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment is not in fact made to Agent in a timely manner in immediately available funds, then each Lender shall forthwith on demand repay to Agent the portion of such assumed payment that was made available to such Lender, in immediately available funds, together with interest thereon in respect of each day from the date such amount was made available by Agent to such Lender to the date such amount is repaid to Agent at the Federal Funds Rate from time to time in effect. A notice of Agent to Borrower with respect to any amount owing under this Section 2.4(d) shall be conclusive, absent manifest error.

(e)          Nothing herein shall be deemed to obligate any Lender to obtain the funds to make any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds to make Loans in any particular place or manner.

(f)          All obligations of the Lenders pursuant to this Agreement (including obligations to make Loans) are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to purchase its participation.

2.5          Interest Rates: Rates, Payments, and Calculations.

(a)          Subject to the provisions of Section 2.5(b), interest on the outstanding principal balance of the Loans will accrue at a rate per annum equal to the LIBOR Rate plus 6.0%. All calculations of interest shall be computed on a 30/360 Basis.

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(b)          Anything contained herein to the contrary notwithstanding, automatically without notice upon the occurrence and during the continuation of any Event of Default (i) interest (including post-petition interest accruing in, or which would have accrued but for any Insolvency Proceeding), whether or not allowed or allowable, on the Loans will accrue and be charged on the outstanding principal balance thereof for each day at the Default Rate and (ii) to the fullest extent permitted by applicable Laws, interest (including any interest that accrues after the commencement of an Insolvency Proceeding or would have accrued but for the commencement of such Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) will accrue and be charged for each day at the Default Rate on any payments of interest that are not paid when due and any fees and other amounts that are then due and payable hereunder. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. Borrower acknowledges and agrees that payment or acceptance of interest at the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

(c)          Except as otherwise provided in Section 2.5(b), interest on the Loans shall be due and payable in arrears on each Payment Date with respect to the Interest Period most recently ended, on the date of any payment or prepayment of all or any portion of the outstanding principal amount of such Loans (on the outstanding principal amount so prepaid) and on the Maturity Date. Interest hereunder and under the Notes shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any Insolvency Proceeding.

(d)          Interest shall accrue on each Loan for the day on which such Loan is first made hereunder and for each day on which such Loan remains outstanding thereunder, provided that any Loan that is repaid on the same day on which such Loan is made shall, subject to Section 2.5(b), bear interest for one day.

(e)          In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable Law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.6          Reserved.

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2.7          Crediting Payments. The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent’s Account on a Business Day on or before 2:00 p.m. (New York time). If any payment item is received into the Agent’s Account on a non-Business Day or after 2:00 p.m. (New York time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

2.8          Designated Account. Unless otherwise agreed by Agent and Borrower, any Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account at the direction of the Borrower.

2.9          Reserved.

2.10        Fees. Borrower shall pay the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

(a)          Unused Fee. Borrower shall pay to Agent for the account of each Lender in accordance with its Pro Rata Share, an unused fee equal to the 1.0% per annum on the daily amount of the aggregate Commitments then in effect (assuming for the purpose of calculation hereof that all Loans requested by Borrower and which Borrower is entitled to receive in accordance with this Agreement have been fully funded) (the “Unused Fee”). The Unused Fee shall accrue at all times during the Availability Period, and shall be payable monthly in arrears on the last Business Day of each calendar month, commencing on the first such date to occur after the Closing Date and ending on the date on which the Availability Period terminates. All Unused Fees shall be computed on a 30 /360 Basis, which fees shall be pro-rated for any portions of a month comprising less than thirty (30) days.

(b)          Fees Under Fee Letter. As and when due and payable under the terms of the Fee Letter, Borrower shall pay to Agent for the account of Agent the fees set forth in the Fee Letter.

(c)          Audit, Appraisal, and Valuation Charges. For the separate account of Agent, Borrower shall pay to Agent audit, appraisal, and valuation fees and charges as follows (i) the reasonable out-of-pocket expenses for each financial or collateral audit or appraisal of Borrower or the Collateral performed by personnel employed by Agent, and (ii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial or collateral audits or appraisals of Borrower or its Subsidiaries, or to appraise the Collateral or any portion thereof; provided that (A) so long as no Default or Event of Default has occurred and is continuing, Agent will not conduct more than one, and Borrower will not be charged for more than one, financial or collateral inspections, audits or appraisals during any calendar quarter and (B) so long as no Event of Default has occurred and is continuing, none of Borrower, Horizon nor Horizon Management will be charged for an aggregate amount in excess of $25,000 for fees and charges pursuant to this Section 2.10(c) during any calendar year covering financial or collateral inspections, audits or appraisals pursuant to this Agreement or the Sale and Servicing Agreement.

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2.11        Taxes; Yield Protection; Illegality.

(a)          Taxes.

(i)          Unless otherwise required by applicable Law, any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. If any Taxes are so required to be deducted or withheld, Borrower or Agent (as the case may be) shall make the required deductions or withholdings and shall timely pay the full amount of deducted or withheld Taxes to the relevant Governmental Authority in accordance with applicable Law. If such Taxes are Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that, after all such required deductions or withholdings of Indemnified Taxes or Other Taxes (including deductions or withholdings applicable to additional sums payable under this Section 2.11(a)(i)) have been made, Agent or such Lender (as the case may be) receives an amount equal to the sum that it would have received had no such deductions or withholdings been made.

(ii)         In addition, Borrower agrees to pay to the relevant Governmental Authority any and all present or future stamp, court or documentary taxes and any other intangible, recording, filing or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(iii)        Borrower agrees to indemnify Agent and each Lender for (A) the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes or Other Taxes imposed or asserted by any Governmental Authority on, or otherwise attributable to, amounts payable under this Section 2.11(a)) paid by Agent and such Lender and (B) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this Section 2.11(a)(iii) shall be made within ten (10) days after the date the Lender or Agent makes a demand therefor.

(iv)        As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to any Governmental Authority, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

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(v)         Each Lender that is entitled to an exemption from or reduction of United States withholding tax with respect to any payments under this Agreement or any other Loan Document shall deliver to Borrower and Agent, on or prior to the date that such Lender becomes a party to this Agreement and from time to time thereafter if any form or certification it provided becomes inaccurate or obsolete or as prescribed by applicable Law or as reasonably requested by Borrower or Agent, such properly completed and duly executed documentation as prescribed by applicable Law and such other reasonably requested information as will permit such payments to be made without withholding tax or at a reduced rate of withholding tax. Without limiting the generality of the foregoing, each Lender that is not a “United States person” (as such term is defined in section 7701(a)(30) of the IRC) shall deliver to Borrower and Agent, on or prior to the date that such Lender becomes a party to this Agreement (and from time to time thereafter upon the expiration or invalidity of the applicable form or other documentation or upon the request of Borrower or Agent) whichever of the following is applicable: (A) two duly completed copies of IRS Form W-8BEN establishing eligibility for benefits of an income tax treaty to which the United States is a party or an exemption provided under the IRC; (B) two duly completed copies of IRS Form W-8ECI establishing that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments made hereunder or under any other Loan Document; (C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the IRC, (1) a certificate to the effect that such Lender is not a “bank” within the meaning of section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the IRC or a “controlled foreign corporation” described in section 881(c)(3)(C) of the IRC and two duly completed copies of IRS Form W-8BEN; or (D) any other form prescribed by applicable Law as a basis for claiming exemption from, or reduction of, United States federal withholding tax, duly completed together with such supplementary documentation prescribed by applicable Law as will permit such payments to be made without withholding tax or at a reduced rate of withholding tax. In addition, each Lender that is a United States person (as such term is defined in section 7701(a)(30) of the IRC) shall deliver to the Borrower, on or prior to the date on which such Lender becomes a party to this Loan Agreement (and from time to time thereafter upon the expiration or invalidity of the form described below or upon the request of Borrower or Agent) two duly completed copies of IRS Form W-9 certifying or otherwise establishing that such Lender is not subject to United States federal backup withholding.

(vi)        In the event the Agent or any Lender receives actual notice from a Governmental Authority of its liability for any Indemnified Taxes or Other Taxes, such Agent or Lender shall notify the Borrower of any related claim for compensation under Section 2.11(a)(iii) within one hundred and eighty (180) days of receiving such Governmental Authority notice, provided, however, that the amount of compensation to which the Agent or any Lender is entitled shall not be affected by the failure of such Agent or Lender to satisfy the requirements of this Section 2.11(a)(vi), except to the extent that the Borrower is actually prejudiced as a result thereof.

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(vii)       If Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.11(a)(i) or Section 2.11(a)(ii), then such Lender shall (at the request of Borrower) use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole reasonable judgment of such Lender, such designation or assignment (A) would eliminate or reduce the amounts payable pursuant to Section 2.11(a)(i) or Section 2.11(a)(ii) in the future and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender; provided that nothing in this Section 2.11(a)(vii) shall affect or postpone any of the obligations of Borrower or the rights of such Lender pursuant to Section 2.11(a)(i) or Section 2.11(a)(ii). Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(viii)      If Agent or a Lender determines, in its sole good faith discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.11(a), so long as no Default or Event of Default has occurred and is continuing, it shall pay over an amount equal to such refund to Borrower (but only to the extent of payments made, or additional amounts paid, by Borrower under this Section 2.11(a) with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority) with respect to such refund); provided that Borrower, upon the request of Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event that Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.11(a)(viii), in no event will Agent or any Lender be required to pay any amount to an indemnifying party pursuant to this Section 2.11(a)(viii) to the extent such payment would place Agent or such Lender in a less favorable net after-Tax position than it would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. Notwithstanding anything in this Agreement to the contrary, this Section 2.11(a)(viii) shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Borrower or any other Person.

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(ix)         Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.11(a) shall survive the termination of this Agreement and the other Loan Documents.

(b)          Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to continue to make Loans or to determine or charge interest rates based upon the LIBOR Rate, such Lender shall give notice thereof to Borrower through Agent. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Agent), either (i) prepay in full all Loans, either on the last day of the current Interest Period in respect of thereof, if such Lender may lawfully continue to maintain Loans until such date, or immediately, if such Lender may not lawfully continue to do so, or (ii) at the option of Borrower, pay interest on such Lender’s Loans at a rate per annum, as determined by such Lender, that will provide a corresponding yield to such Lender compared to the yield that such Lender would have been realized if its Loans had continued to accrue interest at a rate based upon the LIBOR Rate (taking into account any increased cost to such Lender of continuing to maintain Loans). Upon any such prepayment, Borrower shall also pay accrued interest on the amount so prepaid. Each Lender agrees make Loans through a different office of such Lender if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

(c)          Inability to Determine Rates. If Agent determines that for any reason adequate and reasonable means do not exist for determining the interest rate as set forth in Section 2.5 based upon the LIBOR Rate for any period for any Loans, or that such interest rate with respect to any period for any Loans does not adequately and fairly reflect the cost to the Lenders of maintaining such Loans, Agent will promptly so notify Borrower and each Lender. Thereafter, Borrower shall pay to each Lender such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as may be necessary to compensate such Lender for the cost of maintaining such Loans.

(d)          Increased Cost and Reduced Return; Capital Adequacy.

(i)          If any Lender determines that, as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of funding or maintaining Loans at the Interest Rate based upon the LIBOR Rate or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding, for purposes of this Section 2.11(d)(i), any such increased costs or reduction in amount resulting from (A) Indemnified Taxes or Other Taxes (as to which Section 2.11(a) shall govern), or (B) changes in the basis of taxation of overall net income or overall gross income (or franchise taxes imposed (in lieu of net income taxes)) by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or maintains its Loans), or any acquisition of funds by such Lender (or its parent corporation), then from time to time upon demand of such Lender (with a copy of such demand to Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

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(ii)         If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder or the making or maintaining by such Lender of its Loans (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(iii)        Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be an introduction of or change in Law under this Section 2.11(f) or any other provision of any Loan Document, regardless of the date enacted, adopted, issued or implemented.

(e)          Funding Losses. Upon demand of any Lender (with a copy to Agent) from time to time, Borrower shall promptly compensate such Lender for, and hold such Lender harmless from, any loss (other than any loss of anticipated profits) and any cost or expense incurred by it as a result of:

(i)          any failure by Borrower to satisfy the conditions precedent to the making of any Loan after having delivered a Borrowing Notice with respect thereto; or

(ii)         any payment or prepayment of any Loan (whether by reason of acceleration or otherwise) on a day other than on the last day of its Interest Period, the Maturity Date, on the date specified in a notice of prepayment issued in accordance with Section 2.03(c);

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(iii)        any loss or expense arising from the liquidation or reemployment of funds obtained by it to purchase, hold or make Loans or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of anticipated profits. For purposes of calculating amounts payable by Borrower to any Lender under this Section 2.11(e), such Lender shall be deemed to have funded Loans at the interest rate applicable thereto by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not the Loans were in fact so funded; in each case, provided that such Lender delivers to Borrower a certificate showing in reasonable detail the calculations used in determining the amounts payable by Borrower under this Section 2.11(e).

(f)          Matters Applicable to all Requests for Compensation.

(i)          Any Lender claiming any additional amounts payable pursuant to this Section 2.11 shall use its reasonable efforts (consistent with its internal policies and requirements of Law) to change the jurisdiction of its lending or purchasing office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the reasonable determination of such Lender, be otherwise disadvantageous to such Lender.

(ii)         Any Lender or Agent claiming additional amounts payable under this Section 2.11 shall deliver a certificate to Borrower and setting forth the additional amount or amounts to be paid to it hereunder and accompanied by a reasonably detailed statement therefor setting forth the supporting calculations which statement shall be conclusive in the absence of manifest error. In determining such amount, Agent or such Lender may use any reasonable averaging and attribution methods.

(g)          Survival. All of Borrower’s obligations under this Section 2.11 shall survive the termination of the Commitments and the repayment of all Obligations hereunder.

(h)          Substitution of Lenders.

(i)          In the event that (1) any Lender makes a claim under Section 2.11(d), (2) it becomes illegal for any Lender to continue to make Loans or to determine or charge interest rates based upon the LIBOR Rate and such Lender so notifies Borrower pursuant to Section 2.11(b), or (3) Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.11(a) (any such Lender, an “Affected Lender”), Borrower may substitute any Lender and, if reasonably acceptable to Agent, any other Eligible Transferee (a “Substitute Institution”) for such Affected Lender hereunder, after delivery of a written notice (a “Substitution Notice”) by Borrower to Agent and the Affected Lender within a reasonable time (in any case not to exceed ninety (90) days) following the occurrence of any of the events described above that Borrower intends to make such substitution; provided that, if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by Borrower within thirty (30) days of each other, then Borrower may substitute all, but not (except to the extent Borrower has already substituted one of such Affected Lenders before Borrower’s receipt of the other Affected Lenders’ claim) less than all, Lenders making such claims.

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(ii)         If the Substitution Notice was properly issued under this Section 2.11(h), the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents, and the Substitute Institution shall assume, and the Affected Lender shall be relieved of all prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable Law) in respect of any such unperformed obligations). Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Lender of its Pro Rata Share of the outstanding principal amount of the Loans owed to it pursuant to the Loan Documents, together with any other Obligations owing to it, (ii) the receipt by Agent of an agreement in form and substance satisfactory to it and Borrower whereby the Substitute Institution shall agree to be bound by the terms hereof and (iii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a “Lender” hereunder for all purposes of this Agreement.

(iii)        Each Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 2.11(h), it shall execute and deliver to Agent an Assignment and Assumption to evidence such assignment, together with any Note held by it; provided that the failure of any Affected Lender to execute an Assignment and Acceptance or deliver such Notes shall not render such assignment invalid.

(iv)        Notwithstanding anything to the contrary set forth herein, this Section 2.11(h) shall not apply to Fortress Credit Co LLC and any of its Affiliates and no such person shall at any time be an “Affected Lender” hereunder.

3.          CONDITIONS; TERM OF AGREEMENT.

3.1          Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make its initial extension of credit hereunder, is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the following conditions precedent:

(a)          Agent shall have received a UCC Filing Authorization Letter, duly executed by Borrower, together with appropriate financing statements duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent’s Liens in and to the Collateral, and Agent shall have received searches reflecting the filing of all such financing statements;

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(b)          Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

(i)          the Notes,

(ii)         the Closing Certificates,

(iii)        the Control Agreements with respect to each Deposit Account and Securities Account of the Borrower,

(iv)        the Fee Letter,

(v)         the Sale and Servicing Agreement,

(vi)        the Collateral Custodian Fee Letter,

(vii)       the Back-Up Servicer Engagement Letter,

(viii)      a Collateral Access Agreement with respect to the principal location(s) where Horizon and Borrower maintain the Books relating to the Notes Receivable and other Collateral, and

(ix)         a file-stamped copy of a UCC-1 financing statement naming Horizon as seller and Borrower as buyer, filed with the Delaware Secretary of State to perfect the transfer and sale of Notes Receivable to Borrower from time to time pursuant to the Sale and Servicing Agreement.

(c)          Agent shall have received a perfection certificate with respect to Horizon, Horizon Management and Borrower, duly executed by an Authorized Officer of Horizon, Horizon Management and Borrower, and shall have received the results of a recent lien search in each of the jurisdictions indicated on such perfection certificate, and such search shall reveal no liens on any of the assets of Borrower except for liens permitted by Section 7.2 or discharged on or prior to the Closing Date pursuant to a pay-off letter or other documentation satisfactory to Agent;

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(d)          Secretary’s Certificates from the Secretary (or equivalent) of each of (a) Borrower, (b) Horizon, and (c) Horizon Management, dated as of the Closing Date, in form and substance satisfactory to Agent, certifying that (i) a copy of such Person’s Certificate of Formation and Operating Agreement or Certificate or Articles of Incorporation (as applicable) and any other Governing Documents, as well as all amendments thereto, are attached, (ii) other than as reflected by the documents delivered pursuant to (i) above, no action or proceeding for the amendment of such Person’s Governing Documents has been taken or is presently contemplated, (iii) attached is a complete and correct copy of an authorization by or resolution of such Person’s members, managers or board of directors (as applicable) authorizing such Person’s execution, delivery and performance of the Loan Agreement and the other Loan Documents to which it is a party and the transactions contemplated thereby, and (iv) a specimen signature of each manager, member or officer of such Person who is authorized to execute the Loan Documents on behalf of such Person is included and that each of such individuals is duly qualified as of the Closing Date;

(e)          Agent shall have received certificates of status with respect to Borrower, Horizon, and Horizon Management, dated within ten (10) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Person, which certificate shall indicate that such Person is in good standing in such jurisdiction;

(f)          Agent shall have received certificates of status with respect to Borrower, Horizon, and Horizon Management, each dated within thirty (30) days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Person) in which its failure to be duly qualified could reasonably be expected to result in a Material Adverse Change, which certificates shall indicate that such Person is in good standing in such jurisdictions;

(g)          Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent;

(h)          Agent shall have received an opinion or opinions of Borrower’s, Horizon’s, and Horizon Management’s counsel in form and substance satisfactory to Agent;

(i)          Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

(j)          with respect to each Eligible Note Receivable as of the making of the initial Loan, Agent or the Collateral Custodian shall be in possession of all of the Required Asset Documents;

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(k)          Agent shall have received and approved the Required Procedures, which Required Procedures shall be consistent with those previously represented to Agent and shall be acceptable to Agent in its Permitted Discretion;

(l)          Agent’s counsel shall have received and reviewed all standard documentation evidencing, governing, securing and guaranteeing Notes Receivable, and been satisfied such documentation provides Borrower and Agent with appropriate rights and remedies to enforce any necessary collection actions with respect to such Notes Receivable;

(m)          Borrower, Horizon and Horizon Management shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower, Horizon or Horizon Management of the Loan Documents to which it is a party or with the consummation of the transactions contemplated thereby;

(n)          Agent shall have received evidence satisfactory to Agent that as of the Closing Date and after giving effect to the initial Loan, (i) Borrower has a Tangible Net Worth (based upon the capital contribution by Horizon of cash or the unfinanced portion of Eligible Notes Receivable) of not less than $5,000,000, (ii) Horizon has a Tangible Net Worth of not less than $100,000,000, and (iii) Horizon Management has a Tangible Net Worth of not less than $500,000;

(o)          The initial Loan shall be not less than $10,000,000, and Agent, in its Permitted Discretion, shall be satisfied that the initial portfolio of Notes Receivable supporting such Loan has not been selected in a manner adverse to Borrower or the Lender Group;

(p)          Agent and each of the Lenders shall have received, at least ten (10) Business Days in advance of the Closing Date, all documentation and others information required by Governmental Authorities under applicable “know your customers” and anti-money laundering rules and regulations, including, without limitation, as required by the Patriot Act, and in each case, shall be satisfied with the results thereof; and

(q)          All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

By funding its Loan on the Closing Date, each Lender is deemed to confirm that all documents and the other deliverables that are required to be in form and substance satisfactory to such Lender pursuant to Section 3.1 are in fact satisfactory to such Lender.

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3.2          Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Loans hereunder at any time (or to extend any other credit hereunder), including the Loan on the Closing Date, shall be subject to the following conditions precedent:

(a)          the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct on the Closing Date and, in the case of any Loan made after the Closing Date, shall be true and correct in all material respects (except with respect to any Loan made after the Closing Date, to the extent such representation or warranty is qualified by materiality, material adverse effect or by Material Adverse Change, then such representation or warranty shall be true and correct in all respects) on and as of the date of such Borrowing, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true and correct as of such earlier date);

(b)          no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

(c)          no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such Loan shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their respective Affiliates;

(d)          no Material Adverse Change shall have occurred,

(e)          on or before the day preceding the date of such Loan, Borrower shall have delivered to the Collateral Custodian each of the Required Asset Documents with respect to each Note Receivable to be acquired or funded with any portion of such Loan; provided that if Borrower is funding the acquisition of such Note Receivable with the proceeds of Loans being requested with respect to such Note Receivable, then this condition shall be satisfied if the Collateral Custodian and Agent are in possession of PDF copies of each of the Required Asset Documents and the originals are delivered to the Collateral Custodian no later than five (5) Business Days thereafter;

(f)          both before and after giving effect to such Borrowing, the Overcollateralization Ratio shall be equal to or greater than 150%;

(g)          Agent shall have received an Overcollateralization Ratio Certificate and a Borrowing Notice as set forth in Section 2.2(a); and

(h)          no Application Event shall have occurred and be continuing.

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3.3          Term. This Agreement shall continue in full force and effect for a term commencing on the Closing Date and ending on Maturity Date; provided, that Borrower’s obligations shall continue as set forth in Section 3.4. The foregoing notwithstanding, the Lender Group, upon the election of Agent or the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.4          Effect of Termination. On the Maturity Date or earlier termination of this Agreement in accordance with its terms, all Obligations immediately shall become due and payable without notice or demand and Borrower shall be required to repay all of the Obligations in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge Borrower or any of its Affiliates of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated. When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower’s sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.

3.5          Termination of Commitments. Borrower may not, without the consent of each Lender, reduce or terminate the Commitments or any portion thereof, other than for automatic terminations of the Commitments that occur upon the funding of Loans as provided in the definition of Commitments.

4.          CREATION OF SECURITY INTEREST.

4.1          Grant of Security Interest. Borrower hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of Borrower’s right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Agent’s Liens in and to the Borrower Collateral shall attach to all Borrower Collateral without further act on the part of Agent or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower and its Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral.

4.2          Negotiable Collateral. In the event that any Borrower Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral other than Notes Receivable previously delivered to and being held by the Agent or the Collateral Custodian, and if and to the extent that Agent determines that perfection or priority of Agent’s security interest is dependent on or enhanced by possession, Borrower, promptly upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral and all agreements and documents related thereto to Agent or the Collateral Custodian. All Notes Receivable shall be delivered to Agent or the Collateral Custodian pursuant to this Agreement and the Sale and Servicing Agreement to hold for the benefit of Agent and Lenders, duly endorsed in blank or as follows on the back of the signature page thereof or on a separate allonge affixed thereto:

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“Pay to the Order of ________________________, without recourse

HORIZON CREDIT III LLC

By:   Name:

Its: [Authorized Person].”

4.3          Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent’s designee may (a) notify Account Debtors of Borrower and makers of Notes Receivable that the Accounts, Notes Receivable, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, (b) cause a replacement servicer to take possession of, and collect, Borrower’s Accounts, or (c) collect Borrower’s Accounts, Notes Receivable, chattel paper, or General Intangibles directly and such collection costs and expenses shall be Obligations. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group’s trustee, any of its or its Subsidiaries’ Collections that it receives and immediately will deliver such Collections to Servicer pursuant to the Sale and Servicing Agreement or, at the request of Agent, to Agent, in each case in their original form as received by Borrower or its Subsidiaries.

4.4          Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required.

(a)          Borrower authorizes Agent to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Agent may determine, in its sole discretion, is necessary or prudent to ensure the perfection of the security interest in the Collateral granted to the Agent in connection herewith, including, without limitation, describing such property as “All assets whether now owned or hereafter acquired” or “All personal property whether now owned or hereafter acquired” or words of similar meaning. Borrower hereby ratifies the filing of any financing statement filed prior to the date hereof.

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(b)          If Borrower or its Subsidiaries acquire any commercial tort claims after the date hereof, Borrower shall promptly (but in any event within three (3) Business Days after such acquisition) deliver to Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to Agent, pursuant to which Borrower or its Subsidiary, as applicable, shall grant a perfected security interest in all of its right, title and interest in and to such commercial tort claim to Agent, as security for the Obligations (a “Commercial Tort Claim Assignment”).

(c)          At any time upon the request of Agent, Borrower shall execute or deliver to Agent, and shall cause its Subsidiaries to execute or deliver to Agent, any and all fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the “Additional Documents”) that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to create, perfect, and continue perfected or to better perfect the Agent’s Liens in the assets of Borrower and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any owned Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable Law, Borrower authorizes Agent to execute any such Additional Documents in Borrower’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall require, Borrower shall (i) provide Agent with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by Borrower or its Subsidiaries during the prior period, (ii) cause all material patents, copyrights, and trademarks acquired or generated by Borrower or its Subsidiaries that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower’s or the applicable Subsidiary’s ownership thereof, and (iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder; provided, however, that neither Borrower nor any of its Subsidiaries shall register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the Closing Date or thereafter acquired, arising, or developed) unless (i) the Borrower provides Agent with written notice of its intent to register such copyrights not less than thirty (30) days prior to the date of the proposed registration, and (ii) prior to such registration, the applicable Person executes and delivers to Agent a copyright security agreement in form and substance satisfactory to Agent, supplemental schedules to any existing copyright security agreement, or such other documentation as Agent reasonably deems necessary in order to perfect and continue perfected Agent’s Liens on such copyrights following such registration.

(d)          Borrower hereby assigns to Agent any and all rights of Borrower to access any and all storage facilities where any Collateral or information relating to Collateral may be stored and Borrower hereby authorizes Agent, at any time after the occurrence and during the continuation of an Event of Default, to enter upon any such storage facilities and remove any contents thereof in connection with Agent’s exercise of its remedies hereunder.

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4.5          Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent’s officers, employees, or agents designated by Agent) as Borrower’s true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower’s name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests or make telephone inquiries for verification of Borrower’s or its Subsidiaries’ Accounts or Notes Receivable, (d) endorse Borrower’s name on any of its payment items (including all of its Collections) that may come into the Lender Group’s possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower’s policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Borrower’s or its Subsidiaries’ Accounts, Notes Receivable, chattel paper, or General Intangibles directly with Account Debtors or makers of Notes Receivable, for amounts and upon terms that Agent determines to be reasonable, in Agent’s Permitted Discretion, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower’s attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group’s obligations to extend credit hereunder are terminated.

4.6          Right to Inspect and Verify. Subject to the limitations set forth in Section 2.10(c), Agent (through any of its officers, employees, or agents) shall have the right, from time to time hereafter upon reasonable notice and during normal business hours (provided that reasonable notice and requirements to inspect during normal business hours shall not apply if a Default or an Event of Default shall have occurred and be continuing) (i) to inspect the Books and make copies or abstracts thereof, (ii) to communicate directly with any and all Account Debtors and makers of Notes Receivable to verify the existence and terms thereof, and (iii) to check, test, and appraise the Collateral, or any portion thereof, in order to verify Borrower’s and its Subsidiaries’ financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; and Borrower shall permit any designated representative of Agent to visit and inspect any of the properties of the Borrower to inspect and to discuss its finances and properties and Collateral.

4.7          Control Agreements. Borrower agrees that it will and will cause its Subsidiaries to give Agent control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to all of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights. Upon the occurrence and during the continuance of an Event of Default, Agent may notify any bank or securities intermediary to liquidate or transfer the balances of the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to Agent’s Account or the deposit account of Agent designated in the relevant Control Agreement.

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4.8          Servicing of Notes Receivable. Until such time as Agent shall notify the Borrower of the revocation of such right after the occurrence and during the continuation of an Event of Default, Borrower (a) shall, at its own expense (including through the application of available funds pursuant to Section 2.3(b)), cause the Servicer to service all of the Notes Receivable, including, without limitation, (i) the billing, posting and maintaining complete records applicable thereto, and (ii) taking of such action with respect to the Notes Receivable as the Borrower may deem advisable, and (b) may grant, in the ordinary course of business, to any maker of a Note Receivable, any adjustment to which such maker may be lawfully entitled, and may take such other actions relating to the settling of any such maker’s claims as may be commercially reasonable, but in each case in accordance with the Required Procedures. Agent may, at its option, at any time or from time to time, after the occurrence and during the continuation of an Event of Default hereunder, revoke the collection and servicing rights given to Borrower herein by giving notice to Borrower in accordance with the terms of the Sale and Servicing Agreement.

4.9          Borrower’s Perfection. Borrower represents to the Lender Group that: (a) all necessary financing statements and (b) all related financing statement amendments or assignments in order to cause Borrower to be properly noted as secured party of record with respect thereto and to have a perfected first priority security interest in all personal property securing Borrower’s Notes Receivable, have been filed in all filing locations as may be required to perfect and protect in favor of Borrower all security interests, liens and rights evidenced by all Note Receivable Documents with respect to all personal property securing Borrower’s Notes Receivable existing as of the Closing Date, and that such filings remain effective as of the Closing Date. Unless otherwise expressly agreed by Agent, Borrower covenants that it will take all action necessary to maintain the effectiveness of such filings so long as Borrower has any commitment to extend credit under such Note Receivable or any sum remains owing under such Note Receivable. Borrower represents to the Lender Group that all filings and recordations, and all related assignments, with respect to Notes Receivable acquired by Borrower after the Closing Date will be filed or recorded in all jurisdictions as may be required to perfect and protect in favor of Borrower all of Borrower’s liens or interests evidenced by Note Receivable Documents acquired by Borrower after the Closing Date, and that Borrower will take all action necessary to maintain the effectiveness of such filings so long as Borrower has any commitment to extend credit under such Note Receivable or any sum remains owing under such Note Receivable. Agent is authorized to file any UCC-3 statements of continuation, assignment or amendment as it may determine in its Permitted Discretion to be necessary or desirable to enable it to protect and maintain Agent’s Liens in Collateral.

4.10        Note Receivable Documents. Borrower or Servicer will maintain all Note Receivable Documents (other than Notes Receivable which have been delivered to Collateral Custodian pursuant to Section 4.2) in a secure manner in a location with fire, casualty and theft protection satisfactory to Agent. Borrower or Servicer will provide to Agent copies of any Note Receivable Documents as Agent may request.

4.11        Release of Notes Receivable.

(a)          When a Note Receivable that is in the possession of Agent or the Collateral Custodian is repaid in its entirety, Agent shall return or shall authorize the Collateral Custodian to return such Note Receivable and any related original Required Asset Documents to Borrower to facilitate its payment and Agent shall release Agent’s Liens in such Note Receivable and any Related Property promptly upon Agent’s receipt of the final payment relating to such Note Receivable.

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(b)          When a Note Receivable is sold by Borrower in accordance with the terms of this Agreement, Agent shall release Agent’s Liens (provided that all proceeds received from Borrower from such Note Receivable prior to or contemporaneously with such release shall be deposited in the Lockbox Account and be subject to Agent’s Lien hereunder) in such Note Receivable and any Related Property and if such Note Receivable or any related original Required Asset Documents are in the possession of Agent or the Collateral Custodian, Agent shall transfer or shall authorize the Collateral Custodian to transfer such Note Receivable and such related original Required Asset Documents to the purchaser thereof or as otherwise directed by such purchaser against payment of the agreed amount therefor.

(c)          In the event Borrower’s collateral assignment to Agent of any mortgage and loan documents relating to a Note Receivable has been recorded and such Note Receivable is (i) repaid in its entirety or (ii) sold by Borrower in accordance with the terms of this Agreement, then Agent shall, at Borrower’s sole expense, execute a reassignment or release of such mortgage and loan documents for the benefit of Borrower on forms prepared by Borrower and acceptable to Agent in its Permitted Discretion; provided that all proceeds received from Borrower from such Note Receivable prior to or contemporaneously with such release shall be deposited in the Lockbox Account and be subject to Agent’s Lien hereunder. In the event Borrower pursues any foreclosure action against collateral securing any Note Receivable, upon the reasonable request of Borrower and at Borrower's sole cost and expense, Agent shall deliver to Borrower documentation that may be necessary or required in connection therewith to the extent the same is reasonably available to Agent; provided, however, with respect to any agreement or instrument to be executed by Agent, the form and substance of such agreement or instrument shall be reasonably satisfactory to Agent.

4.12        Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction). If any amount payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify Agent thereof and take such action as Agent may reasonably request to vest in Agent control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

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4.13        Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) Borrower shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to Agent or any Person in the Lender Group, (ii) Borrower shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to any Investment Property, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither Agent nor any Person in the Lender Group shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Agent nor any Person in the Lender Group have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Investment Property, and (iii) the exercise by Agent of any of its rights hereunder shall not release Borrower or any Subsidiary from any of its duties or obligations under the contracts and agreements included in the Collateral.

5.          REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement and to make Loans, Borrower makes the following representations and warranties to the Lender Group as of the Closing Date and as of the date of the making of each Loan (or any other extension of credit), Horizon makes the representations applicable to it under Sections 5.6, 5.7(a), 5.7(b), 5.7(c), 5.8, 5.9, 5.10, 5.12, 5.18, 5.22, 5.25 and 5.26 as of the Closing Date and as of the date of the making of each Loan (or any other extension of credit), and Horizon Management makes the representations applicable to it under Sections 5.6, 5.7(a), 5.8, 5.9, 5.10, 5.18, 5.21, 5.22, 5.25 and 5.26 as of the Closing Date and as of the date of the making of each Loan (or any other extension of credit), in each case, such representations and warranties shall survive the execution and delivery of this Agreement and the making of any Loan:

5.1          No Encumbrances. Borrower and its Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, their personal property assets and good and marketable title to, or a valid leasehold interest in, their Real Property, in each case, free and clear of Liens except for Permitted Liens.

5.2          Eligible Notes Receivables. As to each Note Receivable that is identified by Borrower as an Eligible Note Receivable in the most recent Overcollateralization Ratio Certificate submitted to Agent, as of the date of such certificate: (a) such Note Receivable is a bona fide existing payment obligation of the maker of such Note Receivable created in the ordinary course of business by Borrower, Horizon or an Approved Third Party Originator, (b) such Note Receivable has been transferred to Borrower by sale or contribution and is now owed to Borrower without any known defenses, disputes, offsets, counterclaims, or rights of cancellation, (c) such Note Receivable is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Notes Receivable, (d) the original amount of, the unpaid balance of, and the amount and dates of payments on such Note Receivable shown on the Books of Borrower and in the schedules of same delivered to Agent are true and correct, (e) Borrower has no knowledge of any fact (which shall not include general economic conditions) which is reasonably likely to impair the validity or collectability of such Note Receivable, (f) such Note Receivable is subject to a first-priority security interest in favor of Agent, (g) such Note Receivable complies with all applicable Laws in all material respects, (h) since delivery to Agent, such Note Receivable has not been amended nor any payment, interest, collateral or other material requirements relating thereto waived without the prior written consent of Agent, other than an extension, modification or waiver in accordance with the Required Procedures then in effect, and (i) such Note Receivable is either (i) not a “registered-required obligation” within the meaning of section 163(f)(2) of the IRC or (ii) Registered. The portfolio of Notes Receivable held by Borrower, as opposed to Horizon or any other Subsidiary or Affiliate of Horizon, has not been selected in a manner adverse to Borrower or the Lender Group.

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5.3          Equipment. All of the Equipment of Borrower and its Subsidiaries is used or held for use in their business and is fit for such purposes.

5.4          Collateral. Borrower owns and has rights and, as to Borrower Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Borrower Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others, except for the security interests granted to Agent for the ratable benefit of the Lender Group pursuant to this Agreement and Permitted Liens. The Borrower Collateral (other than the Collateral in the possession of Agent or the Collateral Custodian) is not stored with a bailee, warehouseman, or similar party and is located only at, or in-transit between, the locations identified on Schedule 5.4 (as such Schedule may be updated pursuant to Section 6.9); provided, that loan files that do not include original promissory notes, Lien instruments, or assignments of Lien instruments may be stored, from time to time, with Servicer or in a public warehouse, access to which has been assigned by Borrower to Agent.

5.5          Records. Borrower keeps complete, correct and accurate records of the Notes Receivable owned by Borrower and all payments thereon.

5.6          State of Incorporation; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

(a)          The legal name, jurisdiction of organization of Horizon, Horizon Management, Borrower and Borrower's Subsidiaries is set forth on Schedule 5.6(a) (as such Schedule may be updated from time to time to reflect changes resulting from transactions not prohibited by this Agreement).

(b)          The chief executive office of Horizon, Horizon Management, Borrower and each of Borrower's Subsidiaries is located at the address indicated on Schedule 5.6(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions not prohibited by this Agreement).

(c)          The organizational identification numbers and federal employer identification numbers, if any, of Horizon, Horizon Management, Borrower and each of Borrower's Subsidiaries are identified on Schedule 5.6(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions not prohibited by this Agreement).

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(d)          Borrower and its Subsidiaries do not hold any commercial tort claims, except as set forth on Schedule 5.6(d) (as such Schedule may be updated from time to time).

5.7          Due Organization and Qualification; Subsidiaries.

(a)          Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change. Each of Horizon and Horizon Management are duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change.

(b)          Set forth on Schedule 5.7(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions not prohibited by this Agreement) is a complete and accurate description of (i) the authorized capital Stock of Horizon, by class, and a description of the interests of each such class that are issued and outstanding as of the Closing Date, and (ii) the authorized capital Stock of Borrower, by class, and, a description of the interests of each such class that are issued and outstanding as of the Closing Date and at all times thereafter. Other than as described on Schedule 5.7(b), there are no subscriptions, options, warrants, or calls relating to any capital Stock of Borrower, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

(c)          Set forth on Schedule 5.7(c) is a complete and accurate list of Horizon’s direct and indirect Subsidiaries as of the Closing Date, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Horizon. The Borrower does not have any direct or indirect Subsidiaries.

(d)          There are no subscriptions, options, warrants, or calls relating to any shares of capital Stock of a Subsidiary of Borrower, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital Stock of a Subsidiary of such Person or any security convertible into or exchangeable for any such capital Stock.

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5.8          Due Authorization; No Conflict.

(a)          The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower. The execution, delivery, and performance by each of Horizon and Horizon Management of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Horizon and Horizon Management, as applicable.

(b)          The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of any Law applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than under this Agreement and the other Loan Documents, or (iv) require any approval of the holders of Borrower’s Stock or any approval or consent of any Person under any material contractual obligation of Borrower, other than consents or approvals that have been obtained and that are still in force and effect. The execution, delivery, and performance by Horizon and Horizon Management of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of any Law applicable to Horizon or Horizon Management, as applicable, the Governing Documents of Horizon or Horizon Management, as applicable, or any order, judgment, or decree of any court or other Governmental Authority binding on Horizon or Horizon Management, as applicable, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Horizon or Horizon Management, as applicable, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Horizon or Horizon Management, as applicable, or (iv) require any approval of the holders of Borrower’s Stock or any approval or consent of any Person under any material contractual obligation of Horizon or Horizon Management, as applicable, other than consents or approvals that have been obtained and that are still in force and effect.

(c)          Other than the filing of financing statements, the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party and the exercise by the Agent of any rights or remedies in respect of any Collateral do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person, other than consents or approvals that have been obtained and that are still in force and effect.

(d)          This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally. This Agreement and the other Loan Documents to which Horizon or Horizon Management is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Horizon or Horizon Management, as applicable, will be the legally valid and binding obligations of Borrower, enforceable against Horizon or Horizon Management, as applicable, in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

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(e)          The Agent’s Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

5.9          Litigation. As of the Closing Date, other than those matters disclosed on Schedule 5.9, there are no actions, suits, or proceedings pending or, to the knowledge of Borrower, threatened, against Borrower, any of its Subsidiaries, or Horizon or Horizon Management. There are no actions, suits, or proceedings pending or, to the knowledge of Borrower, threatened, against Borrower, any of its Subsidiaries, or Horizon or Horizon Management, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.

5.10        Financial Statements; No Material Adverse Change. All financial statements relating to Horizon, Horizon Management, or Borrower and Borrower's Subsidiaries that have been delivered by Horizon, Horizon Management, or Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the financial condition of Horizon, Horizon Management, Borrower, and Borrower's Subsidiaries as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower, its Subsidiaries or Horizon or Horizon Management, since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

5.11        Fraudulent Transfer.

(a)          Each of Borrower and each of its Subsidiaries is Solvent.

(b)          No transfer of property is being made by Borrower or its Subsidiaries and no obligation is being incurred by Borrower or its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or its Subsidiaries.

5.12         Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

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5.13         Environmental Condition. Except as set forth on Schedule 5.13, (a) none of Borrower’s or its Subsidiaries’ properties or assets has ever been used by Borrower, its Subsidiaries or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) none of Borrower’s or its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) neither Borrower nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower or its Subsidiaries, and (d) neither Borrower nor its Subsidiaries has received a summons, citation, notice, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or its Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment.

5.14         Brokerage Fees. Neither Borrower nor any of its Affiliates has utilized the services of any broker or finder in connection with Borrower’s obtaining financing from the Lender Group under this Agreement, and any brokerage commission or finders fee payable in connection herewith shall be the sole responsibility of Borrower or its Affiliates.

5.15         Intellectual Property. Borrower and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 5.15 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower or one of its Subsidiaries is the owner or is an exclusive licensee, other than shrink wrap and other similar licenses generally available to the public.

5.16         Leases. Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and all of such leases are valid and subsisting and no material default by Borrower or its Subsidiaries exists under any of them.

5.17         Deposit Accounts and Securities Accounts. Set forth on Schedule 5.17 (as such Schedule may be updated from time to time to reflect changes resulting from transactions not prohibited by this Agreement) is a listing of all of Borrower’s and its Subsidiaries’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

5.18         Complete Disclosure. Borrower has disclosed to Agent and Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Change. All factual information (taken as a whole) furnished by or on behalf of Horizon, Horizon Management, Borrower or Borrower's Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Horizon, Horizon Management, Borrower or Borrower's Subsidiaries in writing to Agent or any Lender does not contain, at the time it is furnished, any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. On the Closing Date, the Closing Date Business Plan represents, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrower’s good faith estimate of its and its Subsidiaries’ future performance for the periods covered thereby based upon reasonable assumptions when made; provided, however, that the parties acknowledge that the Projections are merely estimates and that there is no guarantee that Borrower will achieve the results forecast in the Projections.

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5.19        Indebtedness. There is no Indebtedness of Borrower and its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date.

5.20        Compliance. The Borrower is in compliance with all Laws and contractual obligations except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Change. The standard forms and documents evidencing and executed in connection with Notes Receivable and all actions and transactions by Borrower in connection therewith comply in all material respects with all applicable Laws. Such standard forms and documents are commensurate with forms and documentation used by prudent lenders in the same or similar circumstances as Borrower, and, without limiting the foregoing, are sufficient to create valid, binding and enforceable obligations of each Account Debtor named therein.

5.21        Servicing. Borrower has entered into the Sale and Servicing Agreement, pursuant to which Borrower has engaged Horizon Management, as the initial Servicer and as Borrower’s agent, to monitor, manage, enforce and collect the Notes Receivables as provided by the Sale and Servicing Agreement, subject to this Agreement. Horizon Management has, and any replacement Servicer proposed by Borrower will have, the requisite knowledge, experience, expertise and capacity to service the Notes Receivables.

5.22        Permits, Licenses, Etc.. Each of Borrower, Horizon, Horizon Management, has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and the Real Property currently owned, leased, managed or operated, or to be acquired, by such Person, except for such permits, licenses, authorizations, approvals, entitlements and accreditations the absence of which could not reasonably be expected to result in a Material Adverse Change. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, the loss of which could reasonably be expected to result in a Material Adverse Change, and there is no claim that any thereof is not in full force and effect which claim could reasonably be expected to result in a Material Adverse Change. Schedule 5.22 (as such Schedule may be updated from time to time to reflect changes resulting from transactions not prohibited by this Agreement) lists all of the licenses, franchises, approvals or consents of any Governmental Authority or other Person that is required for Borrower to conduct its business as currently conducted or proposed to be conducted except for such licenses, franchises, approvals, or consents the absence of which could not reasonably be expected to result in a Material Adverse Change.

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5.23        Margin Stock. Borrower is not and will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

5.24        Government Regulation. Neither Borrower nor any of its Subsidiaries is required to register as an investment company under the Investment Company Act of 1940 or is subject to regulation under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Borrower nor any of its Subsidiaries is a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

5.25        OFAC. Neither Borrower nor any of its Subsidiaries, nor Horizon, Horizon Management nor any of their respective Affiliates is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. Neither Borrower nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

5.26        Patriot Act. To the extent applicable, Borrower and each of its Subsidiaries, and Horizon, Horizon Management and each of its respective Affiliates is in compliance with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used by Borrower or any of its Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.27        No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.28        Tax Returns; Taxes. Borrower and each of its Subsidiaries have filed or caused to be filed all federal and other material Tax returns required to be filed by them, and all such Tax returns were true, correct and complete in all material respects. Borrower and each of its Subsidiaries have timely paid or caused to be timely paid all material Taxes due and payable by them. There is no Tax assessment proposed in writing against Borrower or any of its Subsidiaries that would, if made, result in a Material Adverse Change. Borrower and each of its Subsidiaries are and, at all times since formation, have been treated as disregarded entities for United States federal income tax purposes and have not elected under section 301.7701-3(c) of the Treasury Regulations to be treated as an association taxable as a corporation.

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6.          AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, until the payment in full of the Obligations and the termination of the Commitments, Borrower shall and shall cause each of its Subsidiaries to do all of the following and Horizon and Horizon Management covenant and agree that, until the payment in full of the Obligations and the termination of the Commitments, each of Horizon and Horizon Management, as applicable, shall do all of the following applicable to it under Sections 6.3 and 6.4:

6.1          Accounting System. Maintain a system of accounting that enables Servicer to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Borrower also shall keep a reporting system that shows all additions, fees, payments, claims, and write-downs with respect to the Notes Receivable.

6.2          Collateral Reporting. Provide or cause Servicer to provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:

Promptly after occurrence	(a)	notice of all claims, offsets, or disputes asserted by Account Debtors with respect to any of Borrower’s Notes Receivables;
Date of each Loan and at least monthly (not later than the 10th day of each month)	(b)	a Overcollateralization Ratio Certificate which includes (i) a detailed calculation of the Overcollateralization Ratio as of the date of the requested Loan, (ii) detail regarding Notes Receivables that are not Eligible Notes Receivables, and (iii) Borrower’s Risk Rating for each Note Receivable;
Monthly (not later than the tenth (10th) day of each month), calculated or determined as of the last day of the preceding month	(c) (d) (e) (f)

the Data Tape;

a summary report of categories of non-Eligible Notes Receivable;

Borrower’s credit watch list;

a schedule listing all Notes Receivable that have been modified during the preceding calendar three (3) months, including information regarding the exact nature of any modifications sufficient for Agent to determine whether such modifications affect the status of any Eligible Notes Receivable;

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Quarterly (not later than forty-five (45) days after the end of each calendar quarter	(g)	a report, which includes (i) the Cash Runway Analysis and (ii) for all Notes Receivable, forty-five (45) days after (A) Account Debtor status, (B) current actual and effective cash out, net exposure, enterprise value, method of determination and date of determination, and (C) the ratio of enterprise value to debt;
Promptly upon request by	(h) (i)

a summary aging, by vendor, of Borrower’s and its Subsidiaries’ accounts payable and Agent any book overdraft; and

such other reports as to the Collateral, or the financial condition of Borrower and its Subsidiaries, as Agent may reasonably request.

In connection with the foregoing reports, (i) Borrower shall maintain and utilize accounting and reporting systems acceptable to Agent in its Permitted Discretion and, in the case of the reporting systems, accessible by Agent and (ii) to the extent required by Agent, an Authorized Person or other representative acceptable to Agent will meet with Agent from time to time as requested by Agent to review and discuss all Notes Receivable then owned by Borrower.

6.3          Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender:

(a)          as soon as available, but in any event within thirty (30) days after the end of each fiscal month of Borrower,

(i)          an unaudited consolidated balance sheet, income statement and statement of cash flow covering Borrower’s and its Subsidiaries’ operations during such period and the year-to-date period ending thereon, in each case setting forth in comparative form the figures for the corresponding periods in the prior year; and,

(ii)         a Compliance Certificate demonstrating in reasonable detail Borrower’s compliance at the end of such period with the applicable financial covenants contained in Section 7.16 that are measured as of the end of the month then ended;

(b)          as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of Horizon and Horizon Management,

(i)          an unaudited consolidated balance sheet, income statement and statement of cash flow covering such Person’s and its Subsidiaries’ operations during such period and the year-to-date period ending thereon, in each case setting forth in comparative form the figures for the corresponding periods in the prior year; and,

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(ii)         a Compliance Certificate demonstrating in reasonable detail such Person’s compliance at the end of such period with the applicable financial covenants contained in Section 7.16 that are measured as of the end of the quarter then ended;

(c)          as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower and Horizon,

(i)          consolidated annual financial statements of Horizon and its Subsidiaries for such fiscal year, audited by McGladrey LLP or other independent certified public accountants reasonably acceptable to Agent and certified by such accountants to have been prepared in accordance with GAAP, together with any accountants’ letter to management in connection therewith;

(ii)         consolidating financial statements of Horizon and its Subsidiaries for such fiscal year, prepared by Horizon based on its audited consolidated financial statements for such year, in form acceptable to Agent in its Permitted Discretion; and

(iii)        a Compliance Certificate demonstrating in reasonable detail Borrower’s and Horizon’s compliance at the end of such period with the applicable financial covenants contained in Section 7.16;

(d)          as soon as available, but in any event within one hundred fifty (150) days after the end of each fiscal year of Horizon Management,

(i)          consolidated annual financial statements of Horizon Management and its Subsidiaries for such fiscal year, audited by McGladrey LLP or other independent certified public accountants reasonably acceptable to Agent and certified by such accountants to have been prepared in accordance with GAAP, together with any accountants’ letter to management in connection therewith; and

(ii)         a Compliance Certificate demonstrating in reasonable detail Horizon Management’s compliance at the end of such period with the applicable financial covenants contained in Section 7.16;

(e)          as soon as available, but in any event prior to the commencement of each fiscal year of Borrower and Horizon, copies of Projections for Borrower and for Horizon (including income statement and balance sheet, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for the forthcoming three (3) years, year by year, and for the forthcoming fiscal year, no less than month-by-month, certified by the chief financial officer of Borrower and the chief financial officer of Horizon, as applicable, as being the most recent Projections provided to the board of directors of Horizon for the period covered thereby;

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(f)           if and when filed by Borrower or Horizon;

(i)          Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

(ii)         any other filings made by Borrower or Horizon with the SEC, and

(iii)        copies of Borrower’s or Horizon’s federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service (but only to the extent that Borrower or Horizon is treated other than as an entity that is not itself subject to federal income tax on operating income, a partnership or a disregarded entity for federal income tax purposes),

(g)          promptly notify Agent of the following regarding each Note Receivable and collateral which secures such Note Receivable:

(i)          the occurrence of any event which could reasonably be expected to materially impair the prospect of payment of such Note Receivable;

(ii)         the sending by Servicer or Borrower of any notice of default, recordation by Servicer or Borrower of any notice of foreclosure and the date of any scheduled foreclosure sale thereon, or filing by Servicer or Borrower of any lawsuit (including case number and court) on a Note Receivable or related collateral securing such Note Receivable;

(iii)        the consummation of any foreclosure sale or any deed or bill of sale in lieu of foreclosure, retention of collateral in satisfaction of debt or similar transaction, and deliver to Agent true and complete copies of all documentation executed in respect thereof (in the case of notices, postings and the like, and in the case of deeds, bills of sale or retention of collateral transactions, all documents related to consummation of such transaction or transfer of such property); and

(iv)        the receipt by Servicer or Borrower of a notice by any Person of (x) a default with respect to any agreement evidencing or governing a Lien on any collateral securing any Note Receivable or (y) any foreclosure sale with respect to any collateral securing any Note Receivable;

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(h)          promptly, but in any event within five (5) days after an Authorized Person has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto,

(i)          promptly, but in any event within five (5) days after an Authorized Person has knowledge of any event or condition that has resulted in or could reasonably be expected to result in a Material Adverse Change.

(j)          promptly, but in any event within five (5) days after an Authorized Person has knowledge of the occurrence of any ERISA Event, and

(k)          upon the request of Agent, any other information reasonably requested relating to the business, financial or corporate affairs of Borrower, its Subsidiaries, Horizon or Horizon Management.

In addition, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis to the extent required by this Section 6.3, and agrees that Borrower will not have a fiscal year different from that of Horizon or Horizon Management and that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower, Horizon and Horizon Management each also agrees to cooperate with Agent to allow Agent to (A) audit Borrower or its Subsidiaries, Horizon and Horizon Management, and (B) consult with its and each such other Person’s independent certified public accountants if Agent reasonably requests the right to do so. In such connection, each of Horizon, Horizon Management and Borrower authorizes, and will cooperate with Agent to cause its respective Subsidiaries to authorize, its independent certified public accountants to communicate with Agent and to release to Agent whatever financial information concerning such Person as Agent reasonably may request.

6.4           Notices Regarding Authorized Persons or Servicing and Accounting Staff. Provide Agent with (a) notice promptly (and in any case within two (2) Business Days) if any Authorized Person of Borrower, Horizon or Horizon Management ceases to continue to hold such position, and (b) notice promptly (and in any case within five (5) Business Days) if more than thirty percent (30%) of the employees of Borrower, Horizon or Horizon Management involved in the servicing of and accounting for the Notes Receivable cease, within any period of sixty (60) days to continue to hold such positions.

6.5           Collection of Notes Receivable. (a) Subject to Section 4.8, to use or cause Servicer to, at Borrower’s sole cost and expense (including through the application of available funds pursuant to Section 2.3(b)), in accordance with industry standards and applicable Laws, to promptly and diligently collect and enforce payment of all Notes Receivable to the extent that it is commercially reasonable to do so and in a commercially reasonable manner, and defend and hold Lender Group harmless from any and all loss, damage, penalty, fine or expense arising from such collection or enforcement, (b) in accordance with the Required Procedures, maintain at its chief executive office, and, upon the request of Agent, make available to Agent copies of its Notes Receivable and all related documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, accounting records and other information and data relating to the Collateral, and (c) permit Agent or its representatives to discuss with Borrower’s officers or with appraisers furnishing appraisals of property securing any Note Receivable the procedures for preparation, review and retention of, and to review and obtain copies of, such appraisals.

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6.6           Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times and in all material respects with the provisions of all leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder.

6.7           Taxes. File or cause to be filed all federal and other Tax returns, reports and information returns required to be filed by Borrower or any of its Subsidiaries, and cause all assessments and Taxes, whether real, personal or otherwise, due or payable by, or imposed, levied, or assessed against Borrower, its Subsidiaries or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or Tax shall be the subject of a Permitted Protest or the failure to pay such tax could not reasonably be expected to result in a Material Adverse Change. Subject to Permitted Protests, Borrower will and will cause its Subsidiaries to make timely payment or deposit of all Tax payments and withholding taxes required of it and them by applicable Laws, except to the extent that the failure to pay such Tax could not reasonably be expected to result in a Material Adverse Change, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower and its Subsidiaries have made such payments or deposits. Borrower and each of its Subsidiaries will at all times be treated as flow-through entities for United States federal income tax purposes and will not elect under section 301.7701-3(c) of the Treasury Regulations to be treated as an association taxable as a corporation.

6.8           Insurance.

(a)          At Borrower’s expense, maintain insurance respecting its and its Subsidiaries’ assets wherever located covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain general liability insurance, as well as insurance against fraud, larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower shall deliver copies of all such policies to Agent with an endorsement naming Agent as the sole loss payee (under a satisfactory lender’s loss payable endorsement) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever. Borrower shall also ensure that Servicer maintains similar insurance coverages for the benefit of Borrower under the Sale and Servicing Agreement.

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(b)          Borrower shall give Agent prompt notice of any loss covered by such insurance. Borrower shall use commercially reasonable efforts to collect any claims under any such insurance policies and shall give Agent prompt notice of any material development with respect to such claim, including any proposed compromise or settlement of such claim. After the occurrence and during the continuation of an Event of Default, Agent shall have the exclusive right to give notice of, adjust and compromise claims under any such insurance policies, in accordance with Agent’s Permitted Discretion. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of Agent or the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Agent for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

(c)          Borrower will not and will not suffer or permit its Subsidiaries to take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Agent is included thereon as an additional insured or loss payee under a lender’s loss payable endorsement. Borrower promptly shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

6.9           Location of Collateral. Keep the Collateral only at the Collateral Custodian in the case of Notes Receivable, and maintain the chief executive offices of Borrower and its Subsidiaries only at the locations identified on Schedule 5.6(b); provided, however, that Borrower may amend Schedules 5.4 and 5.6 so long as such amendment occurs by written notice to Agent not less than thirty (30) days prior to the date on which such Collateral is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides to Agent a Collateral Access Agreement and all other documents and instruments reasonably requested by Agent with respect thereto.

6.10         Compliance with Laws. Comply with the requirements of all applicable Laws of any Governmental Authority, other than Laws the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

6.11         Leases. Pay when due all rents and other amounts payable under any leases to which Borrower or any of its Subsidiaries is a party or by which Borrower’s or any such its Subsidiaries’ properties and assets are bound, unless such payments are the subject of a Permitted Protest.

6.12         Existence. At all times preserve and keep in full force and effect Borrower’s and its Subsidiaries’ valid existence and good standing and any rights and franchises material to their businesses. Borrower acknowledges that the Lender Group is entering into the Loan Documents in reliance upon Borrower’s identity as a separate legal entity from each of its Affiliates. From and after the Closing Date, Borrower shall conduct its own business in its own name and take all reasonable steps, including, without limitation, all steps that Agent may from time to time reasonably request, to maintain Borrower’s identity and existence as a separate legal entity and to make it manifest to third parties that Borrower is an entity with assets and liabilities distinct from those of its Affiliates. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Borrower shall:

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(a)          except to the extent otherwise permitted by Sections 7.10 or 7.13 of this Agreement, conduct all transactions with its Affiliates strictly on an arm’s-length basis and allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between such Affiliates and Borrower on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(b)          observe all limited liability company formalities as a distinct entity, and ensure that all actions relating to the dissolution or liquidation of Borrower or the initiation or participation in, acquiescence in, or consent to any bankruptcy, insolvency, reorganization, or similar proceeding involving Borrower, are duly authorized by unanimous vote of its directors;

(c)           maintain Borrower’s Books separate from those of its Affiliates and otherwise readily identifiable as its own assets rather than assets of its Affiliates;

(d)          maintain (i) proper Books, in which full, true and correct entries in accordance with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower and its Subsidiaries; and (ii) such Borrower’s Books in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or its Subsidiaries.

(e)          except as herein specifically otherwise provided, not commingle funds or other assets of Borrower with those of its Affiliates and not maintain bank accounts or other depository accounts to which Borrower is an account party, into which Borrower makes deposits or from which Borrower has the power to make withdrawals; and

(f)          not permit Borrower to pay or finance any of its Affiliates’ operating expenses not properly allocable to Borrower.

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6.13         Environmental. (a) Keep any property either owned or operated by Borrower or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within five (5) days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or its Subsidiaries, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower or its Subsidiaries, and (iii) notice of a violation, citation, or other administrative order which could reasonably be expected to result in a Material Adverse Change.

6.14         Disclosure Updates. Promptly and in no event later than five (5) Business Days after an Authorized Person obtains knowledge thereof, notify Agent if any written information, exhibit, or report (when taken as a whole) furnished to Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

6.15         Formation of Subsidiaries. Not form or acquire any Subsidiary of Borrower on or after the Closing Date without the prior written consent of Agent, and at the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date with the prior written consent of the Agent, Borrower shall, if and to the extent required by Agent, (a) cause such new Subsidiary to provide to Agent a joinder to this Agreement, together with such other security documents (including mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent, and (c) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, if requested by Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 6.15 shall be a Loan Document.

6.16         Required Asset Documents. Immediately upon receipt, deliver to Agent or the Collateral Custodian all of the Required Asset Documents related to such Note Receivable.

6.17         Sale and Servicing Agreement. Cause Servicer to promptly provide Agent with true and complete copies of all notices sent or received by Servicer under the Sale and Servicing Agreement.

6.18         Escrow Deposits; Lockbox; Collection Account.

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(a)          Deposit into a Deposit Account that is subject to a perfected Agent’s Lien all amounts advanced by Borrower into escrow and all amounts delivered to Borrower to be held in escrow, including, without limitation, construction funds, insurance premiums and proceeds, taxes, and other funds delivered to Borrower to be held on behalf of any Account Debtor.

(b)          (i) At all times maintain the Lockbox Account and shall, and shall instruct all Account Debtors and all other Persons required to make, or otherwise making, any payment on or with respect to any Note Receivable or any proceeds of collateral therefrom, remit such payment or proceeds to the Lockbox Account and cause such proceeds to be swept and (ii) transfer all amounts in the Lockbox Account into the Collection Account on a daily basis.

(c)          Unless otherwise applied pursuant to the terms of Section 2.3(f)(i) or (f)(iii), at all times keep all amounts constituting Principal Collections in the Collection Account; provided, however, that Borrower may, during the Availability Period use Principal Collections in the Collection Account to pay or reimburse all or a portion of the purchase price of Eligible Notes Receivable purchased by Borrower in the ordinary course of business in accordance with the Required Procedures so long as (w) the purchase price does not exceed the principal amount of the Eligible Note Receivable being purchased, (x) immediately upon such purchase, such Eligible Note Receivable will be subject to Agent’s lien, (y) at the time of the request, at the proposed time of the transfer to the Designated Account and at the time of the purchase of such Eligible Note Receivable, both before and after giving effect to such purchase, (i) the Overcollateralization Ratio is equal to or greater than 150%, (ii) Borrower shall be in compliance with Section 7.16 and (iii) no Default or Event of Default shall have occurred and be continuing and (z) Agent shall have received a Principal Withdrawal Request not later than 12:00 Noon, New York time, on the Business Day at least two (2) Business Days prior to the requested date of such use; provided that in the event Borrower satisfies the foregoing conditions, Agent shall direct the Collection Account Bank to transmit the amounts set forth in the Principal Withdrawal Request on or before the requested date of such use. Unless otherwise applied pursuant to the terms of Section 2.3(f)(ii) or (f)(iii), Borrower shall at all times keep all amounts constituting Interest Collections in the Collection Account; provided, however, that Borrower may make Restricted Payments permitted under Section 7.10.

6.19         Minimum Amount in Collection Account. Maintain at all times Unrestricted Cash in the Collection Account in an amount at least equal to the projected amount of interest payments due at the end of the next two calendar months pursuant to Section 2.5.

6.20         Servicing. At any time following the occurrence and during the continuation of an Event of Default, a Servicer Default or upon the resignation of Servicer, the Back-up Servicer shall, at the request of Agent, perform the duties of the Servicer as set out in the Sale and Servicing Agreement. Upon the Back-up Servicer becoming the successor Servicer, the Back-up Servicer, Agent, and any other parties to the Sale and Servicing Agreement may supplement the duties set out in the Sale and Servicing Agreement by a separate servicing agreement to include the minimum Servicer functions currently set out in the Sale and Servicing Agreement as well as such other functions as may be agreed by the parties thereto.

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7.            NEGATIVE COVENANTS.

Borrower covenants and agrees that, until the payment in full of the Obligations and the termination of the Commitments, Borrower will not and will not permit any of its Subsidiaries to do any of the following and each of Horizon and Horizon Management covenant and agree with respect to itself that, until the payment in full of the Obligations and the termination of the Commitments, Horizon will not do any of the following applicable to it under Sections 7.6, 7.16 and 7.17 and Horizon Management will not do any of the following applicable to it under Sections 7.16 and 7.17:

7.1         Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

(a)          Indebtedness evidenced by this Agreement and the other Loan Documents,

(b)          obligations under any Hedge Agreement entered into by Borrower and incurred in the ordinary course of business and consistent with prudent business practice to hedge against fluctuations in interest rates; provided that such Indebtedness shall not have been entered into for speculative purposes, and

(c)          endorsement of instruments or other payment items for deposit.

7.2         Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

7.3         Restrictions on Fundamental Changes.

(a)          Enter into any merger, consolidation, reorganization, or recapitalization, or amend, in a manner that is adverse to Agent or Lenders, any of its Governing Documents as in effect on the Closing Date.

(b)          Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

(c)          Suspend or go out of a substantial portion of its or their business.

(d)          Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets, other than through Permitted Dispositions.

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7.4         Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of Borrower’s or its Subsidiaries’ assets.

7.5         Change Name. Change Borrower’s or any of its Subsidiaries’ name, organizational identification number, state of organization or organizational identity; provided, however, that Borrower or any of its Subsidiaries may change their names upon at least thirty (30) days prior written notice to Agent of such change and so long as, at the time of such written notification, Borrower or its Subsidiary provides any financing statements necessary to perfect and continue perfected the Agent’s Liens.

7.6         Nature of Business. Make any material change in the nature of its or their business, or acquire any properties or assets that are not reasonably related to the conduct of such business activities, including without limitation, making a material change in its underwriting, approval, or servicing operations. Without limiting the generality of the foregoing, Horizon shall not and Borrower shall not permit Horizon to cause the portfolio of Notes Receivable held by Borrower, as opposed to Horizon or any other Subsidiary or Affiliate of Horizon, to be selected in a manner adverse to Borrower or the Lenders.

7.7          Prepayments and Amendments. Except in connection with a Restricted Payment or other payment permitted by Section 7.10,

(a)          optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower or its Subsidiaries, other than the Obligations in accordance with this Agreement,

(b)          make any payment on account of Indebtedness that has been contractually subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions, or

(c)          directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning any Indebtedness, except the Obligations or as permitted by Section 7.1(b).

7.8          Burdensome Agreements. Enter into, or permit any Subsidiary of Borrower to enter into, any contractual obligation (other than this Agreement or any other Loan Document) that (a) limits the ability of any Subsidiary of Borrower to make Restricted Payments to Borrower or to otherwise transfer Property to Borrower and (b) permits Borrower or any Subsidiary of Borrower to create, incur or assume Liens on any of its assets other than Liens in favor of Agent securing the Obligations.

7.9          Required Procedures. Make any changes or revisions to the Required Procedures except in the manner permitted by the definition of Required Procedures.

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7.10         Restricted Payments. Make any Restricted Payment; provided, however, that so long as (i) the Overcollateralization Ratio is greater than 150% both before and after giving effect to such Restricted Payment, (ii) no Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would occur as a result thereof and (iii) and Agent and Lenders shall have received the financial statements required by Section 6.3(a) for the most recently completed fiscal month, then Borrower may make distributions solely from Interest Collections remaining after giving effect to any payments made or required to be made pursuant to Section 2.3(f) to the holders of its Stock to the extent permitted by applicable Law.

7.11         Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower’s or its Subsidiaries’ accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower’s and its Subsidiaries’ financial condition.

7.12         Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment.

7.13         Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that (a)(i) are in the ordinary course of Borrower’s business, (ii) are upon fair and reasonable terms, (iii) are fully disclosed to Agent, and (iv) are no less favorable to Borrower or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate or (b) are otherwise permitted under this Agreement.

7.14         Use of Proceeds. Use the proceeds of the Loans for any purpose other than to finance Borrower’s acquisition of Eligible Notes Receivable or, with respect to Transferred Notes Receivable previously contributed by Horizon to the Borrower, to make a return of capital in respect of such Transferred Notes Receivable up to the amount of such Transferred Notes Receivable and for the sole purpose of originating new Notes Receivable, and to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby.

7.15         Collateral with Bailees. Store any Collateral at any time now or hereafter with a bailee, warehouseman, or similar party, other than Agent or Collateral Custodian; provided, that loan files that do not include original promissory notes, Lien instruments, or assignments of Lien instruments may be stored, from time to time, in a public warehouse, access to which has been assigned by Borrower to Agent.

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7.16       Financial Covenants of Borrower, Horizon and Horizon Management.

(a)          Minimum Tangible Net Worth of Borrower. Fail to maintain, as of the end of each of its fiscal months, a Tangible Net Worth of Borrower that is equal to or greater than $5,000,000.

(b)          Minimum Tangible Net Worth of Horizon. Permit Horizon, on a consolidated basis with its Subsidiaries, to fail to maintain as of the end of each of its fiscal quarters, a Tangible Net Worth that is equal to or greater than $100,000,000.

(c)          Minimum Tangible Net Worth of Horizon Management. Permit Horizon Management, on a consolidated basis with its Subsidiaries, to fail to maintain as of the end of each of its fiscal quarters, a Tangible Net Worth that is equal to or greater than $500,000.

(d)          Overcollateralization Ratio of Borrower. Fail to maintain at any time an Overcollateralization Ratio of greater than 120%.

7.17       Sale and Servicing Agreement.

(a)          With respect to the Sale and Servicing Agreement (i) amend or modify the Sale and Servicing Agreement in any manner that (A) causes or allows the aggregate amount of the servicing fees payable under the Sale and Servicing Agreement to exceed, as of any time of determination, an amount equal to the amount of the servicing fees as determined pursuant to the Sale and Servicing Agreement on the Closing Date, (B) except as allowed by clause (A) preceding, obligates Borrower for payment of any professional costs or court costs incurred by Custodian or Servicer in servicing under the Sale and Servicing Agreement, (C) causes or allows the requirements applicable to Custodian’s or Servicer’s standards of conduct, compliance with laws or licensing requirements to be less restrictive than exist on the Closing Date, (D) releases any indemnity obligations of Custodian or Servicer or modifies any such obligations in any manner that is less restrictive than exist on the Closing Date, (E) relieves Custodian or Servicer of its obligation to perform under the Sale and Servicing Agreement, or (ii) terminate the Sale and Servicing Agreement, or allow the Sale and Servicing Agreement to be terminated, in any such case without the prior written consent of Agent.

(b)          Allow Custodian or Servicer to delegate any of its duties or functions under the Sale and Servicing Agreement to any Person, or otherwise engage any such Person to perform any such duties or functions for or on behalf of Custodian, Servicer or Borrower, in any such case without the prior written consent of Agent.

(c)          Transfer the duties and functions of Custodian or Servicer under the Sale and Servicing Agreement to any other Person without the prior written consent of Agent.

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8.            EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1           Non-Payment. If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Agent or any Lender, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

8.2           Non-Compliance. If Borrower (a) fails to perform, keep, or observe any covenant or other provision contained in Sections 2.3, 6.2, 6.3, 6.4, 6.5, 6.8, 6.12, 6.14, 6.19 or 7.1 through 7.17 of this Agreement or any comparable provision contained in any of the other Loan Documents (b) fails to perform, keep, or observe any covenant or other provision contained in Sections 6.1, 6.6, 6.7, 6.9, 6.10, 6.11, 6.13, 6.15, 6.16, 6.17 or 6.18 of this Agreement and such failure continues for a period of ten (10) days after the date on which such failure first occurs, or (c) fails to perform, keep, or observe any covenant or other provision contained in any Section of this Agreement (other than a Section that is expressly dealt with elsewhere in this Section 8.2) or the other Loan Documents, and such failure continues for a period of fifteen (15) Business Days after the date on which such failure first occurs;

8.3           Attachment. If any material portion of the assets of Borrower or any of its Subsidiaries, or of Horizon, is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

8.4           Insolvency-Voluntary. If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries, or Horizon;

8.5           Insolvency-Involuntary. If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries, or Horizon, and any of the following events occur: (a) such Person consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligations to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within forty-five (45) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of such Person, or (e) an order for relief shall have been entered therein;

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8.6           Enjoinment. If Borrower or any of its Subsidiaries, or Horizon, is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

8.7           Lien. If a notice of Lien, levy, or assessment is filed of record with respect to any assets of Borrower or any of its Subsidiaries, or any assets of Horizon Management, having an aggregate value in excess of $250,000, or of any assets of Horizon having an aggregate value in excess of $1,000,000, by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien upon any assets of Borrower or any of its Subsidiaries, or any assets of Horizon Management, having an aggregate value in excess of $250,000, or of any assets of Horizon having an aggregate value in excess of $1,000,000, and in any such case the same is not paid before such payment is delinquent;

8.8           Judgment. If a judgment or other claim becomes a Lien or encumbrance upon any assets of Borrower or any of its Subsidiaries, or any assets of Horizon Management, having an aggregate value in excess of $250,000, or of any of the assets of Horizon having an aggregate value in excess of $1,000,000, and in any such case either (a) enforcement of such judgment or claim remains unstayed or unsatisfied for a period of thirty (30) consecutive days and is not fully covered (subject to standard deductibles) by insurance coverage under which the insurer has accepted liability, or (b) the judgment creditor or claimant begins enforcement proceedings of such judgment or Lien;

8.9           Default in Other Agreements. If there is a default by Borrower or any of its Subsidiaries under any Indebtedness (other than the Obligations) having an aggregate principal amount in excess of $250,000, or a default by Horizon Management under any Indebtedness having an aggregate principal amount in excess of $250,000, or a default by Horizon under any Indebtedness having an aggregate principal amount in excess of $1,000,000, and in any such case such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the obligations thereunder of Borrower or any of its Subsidiaries, or Horizon, or Horizon Management, as the case may be, to terminate such agreement, or to refuse to renew such agreement in accordance with any automatic renewal right therein;

8.10         ERISA Event. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $250,000;

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8.11         Non-Permitted Payments. If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

8.12         Breach of Warranty. If any warranty, representation, statement, or Record made or provided to the Lender Group by Borrower, its Subsidiaries, Horizon, or Horizon Management, or any officer, employee, agent, or director of Borrower or any of its Subsidiaries, Horizon, or Horizon Management is incorrect or misleading in any material respect as of the date when made or deemed made;

8.13         Reserved;

8.14         Invalidity of Liens. If this Agreement or any other Loan Document that purports to create a Lien in favor of Agent or Lenders shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby in favor of Agent or Lenders, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement;

8.15         Management. Robert D. Pomeroy, Jr. and Gerald A. Michaud shall for any reason cease to be Chief Executive Officer and President, respectively, of Horizon and Borrower, or perform the roles customarily performed by each of them in their respective capacities as Chief Executive Officer and President and such individuals have not been replaced within ninety (90) days by individuals of like qualifications and experience (and with respect to whom the Agent has completed a background check with the results of such background check being acceptable to Agent in its Permitted Discretion);

8.16         Servicer Default. A Servicer Default occurs, or either Horizon or Borrower fails to comply, in any material respect, with its obligations under the Sale and Servicing Agreement;

8.17         Change of Control. A Change of Control shall occurs; or

8.18         Invalidity of Loan Documents Any provision of any Loan Document that Agent in its Permitted Discretion deems to be material shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or its Subsidiaries, or by Horizon or Horizon Management, or a proceeding shall be commenced by Borrower or its Subsidiaries, or by Horizon or Horizon Management, or by any Governmental Authority having jurisdiction over Borrower or its Subsidiaries or Horizon or Horizon Management seeking to establish the invalidity or unenforceability thereof, or Borrower or its Subsidiaries, or Horizon or Horizon Management, shall deny that such Person has any liability or obligation purported to be created under any Loan Document to which it is a party.

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9.          THE LENDER GROUP’S RIGHTS AND REMEDIES.

9.1         Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall, in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable Law, do any one or more of the following:

(a)          declare the Obligations, whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower;

(b)          declare the Availability Period and the Commitments terminated, whereupon the Availability Period and the Commitments shall immediately be terminated together with any obligation of any Lender hereunder to make Loans;

(c)          settle or adjust disputes and claims directly with Borrower’s Account Debtors and makers of Notes Receivable for amounts and upon terms which Agent considers advisable, and in such cases, Agent will apply any amounts received by Agent in payment of such disputed Accounts or Notes Receivable to the payment of Obligations as set forth in Section 2.3(f)(iii);

(d)          exercise or assign any and all rights to collect, manage, and service the Notes Receivables, including the rights to (i) receive, process and account for all Collections in respect of Notes Receivables, (ii) appoint a Back-up Servicer or any other successor Servicer, (iii) terminate the Sale and Servicing Agreement and assign servicing responsibilities to any replacement servicer, (iv) without notice to or demand upon Borrower, make any payments as are reasonably necessary or desirable in connection with the Sale and Servicing Agreement or any other agreement that Agent enters into with any replacement servicer, and (v) take all lawful actions and procedures which Agent or such assignee deems necessary to enforce any and all rights of Borrower under any Note Receivable Document or collect the amounts due to Borrower in connection with Notes Receivables (with all amounts incurred by Agent pursuant to this Section 9.1(d) being Lender Group Expenses);

(e)          without notice to or demand upon Borrower or any other Person, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent’s determination appears to conflict with the priority of Agent’s Liens in and to the Collateral and to pay all expenses incurred in connection therewith (which expenses shall be Obligations). With respect to any of Borrower’s owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group’s rights or remedies provided herein, at law, in equity, or otherwise;

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(f)          without notice to Borrower (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group, or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

(g)          hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group to secure the full and final repayment of all of the Obligations;

(h)          ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral. Borrower hereby grants to Agent a license or other right to use, without charge, Borrower’s labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral, in completing production of, advertising for sale, and selling any Borrower Collateral and Borrower’s rights under all licenses and all franchise agreements shall inure to the Lender Group’s benefit;

(i)          sell the Borrower Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Agent determines is commercially reasonable. It is not necessary that the Borrower Collateral be present at any such sale;

(j)          except in those circumstances where no notice is required under the Code, Agent shall give notice of the disposition of the Borrower Collateral as follows:

(i)          Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Borrower Collateral, the time on or after which the private sale or other disposition is to be made; and

(ii)         the notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Borrower Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

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(k)          Agent, on behalf of the Lender Group, may credit bid and purchase at any public sale;

(l)          Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Borrower Collateral or to operate same and, to the maximum extent permitted by applicable Law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

(m)          exercise any and all rights of Borrower under the Sale and Servicing Agreement or assume or assign any and all rights and responsibilities to collect, manage, and service the Notes Receivables, including (i) the responsibility for the receipt, processing and accounting for all payments on account of the Notes Receivables, (ii) periodically sending demand notices and statements to the Account Debtors or makers of Notes Receivable, (iii) enforcing legal rights with respect to the Notes Receivables, including hiring attorneys to do so to the extent Agent or such assignee deems such engagement necessary, and (iv) taking all lawful actions and procedures which Agent or such assignee deems necessary to collect the Notes Receivables (with all amounts incurred by Agent pursuant to this Section 9.1(m) being Lender Group Expenses); and

(n)          exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents or applicable Law.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Availability Period and the Commitments shall automatically terminate and the Obligations, inclusive of all accrued and unpaid interest thereon and all fees and all other amounts owing under this Agreement or under any of the other Loan Documents, shall automatically and immediately become due and payable and Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

9.2           Special Rights of the Lender Group in Respect of Notes Receivable and Purchased Participations. Without limiting Section 9.1, upon the occurrence and during the continuation of an Event of Default involving the failure by Borrower, Servicer or any replacement servicer to perform its servicing obligations in respect of any Notes Receivable or purchased participations, or failure to take any action necessary to preserve the ongoing performance, enforceability or value thereof, Agent shall have the right to take such action as Agent may deem necessary in its Permitted Discretion to preserve the ongoing performance and enforceability of any such Note Receivable or purchased participation and preserve the value thereof, respectively, including without limitation, taking any action that Borrower or Servicer is required or authorized to take in respect thereof or to otherwise properly service same, or contract with any Person to take or perform any such actions. Borrower hereby grants to Agent, exercisable upon the occurrence and during the continuation of an Event of Default, a special power of attorney (which shall be irrevocable, coupled with an interest and include power of substitution) to take any action authorized in this paragraph until the earliest to occur of the waiver of such Event of Default, the cure of such Event of Default to Agent’s satisfaction, or the payment in full of the Obligations. Any advances, payments or other costs or expenses made or incurred by Agent in taking any action authorized under this paragraph shall be Lender Group Expenses and included within the Obligations and reimbursed to Agent on demand or, at Agent’s Permitted Discretion charged and treated as Loans. Agent’s rights under this Section 9.2 are cumulative of all other rights of the Agent under the Loan Documents and may be exercised in whole or in part, in Agent’s Permitted Discretion. Agent shall have no obligation to take any action under this Section 9.2, and no undertaking by Agent under this paragraph shall obligate Agent to continue any such action or to take any other or additional action under this Section 9.2. Nothing in this Section 9.2 shall be construed as authorizing or causing a replacement of the Servicer absent the occurrence and continuation of an Event of Default.

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9.3           Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.         TAXES AND EXPENSES.

If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its Permitted Discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof (provided that Agent shall not pay taxes that are the subject of a Permitted Protest and that Agent shall, in any event, consult with the Borrower prior to making any such payment or (b) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.         WAIVERS; INDEMNIFICATION.

11.1         Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

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11.2       The Lender Group’s Liability for Borrower Collateral. Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrower.

11.3       Indemnification.

(a)          Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender (each, an “Borrower Indemnified Person”) harmless (to the fullest extent permitted by applicable Law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, costs (but excluding for the avoidance of doubt any Excluded Taxes), penalties, and damages, and all reasonable fees and disbursements of attorneys, experts and consultants and other reasonable costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (i) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any amendment, restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower’s and its Subsidiaries’ compliance with the terms of the Loan Documents, (ii) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Borrower Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (iii) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of Borrower or any of its Subsidiaries (all the foregoing, collectively, the “Borrower Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Borrower Indemnified Person under this Section 11.3(a) with respect to any Borrower Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Borrower Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Borrower Indemnified Person makes any payment to any other Borrower Indemnified Person with respect to a Borrower Indemnified Liability as to which Borrower was required to indemnify the Borrower Indemnified Person receiving such payment, the Borrower Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH BORROWER INDEMNIFIED PERSON WITH RESPECT TO BORROWER INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH BORROWER INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

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(b)          Each of Horizon and Horizon Management shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender (each, an “Horizon and Horizon Management Indemnified Person”) harmless (to the fullest extent permitted by applicable Law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, costs (but excluding for the avoidance of doubt any Excluded Taxes), penalties, and damages, and all reasonable fees and disbursements of attorneys, experts and consultants and other reasonable costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to (i) fraud or willful misconduct of Horizon or Horizon Management or any Horizon-Related Person and (ii) any intentional misrepresentation of Horizon or Horizon Management in any Loan Document (the “Horizon and Horizon Management Indemnified Liabilities”). The foregoing to the contrary notwithstanding, neither Horizon nor Horizon Management shall have any obligation to any Horizon and Horizon Management Indemnified Person under this Section 11.3(b) with respect to any Horizon and Horizon Management Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Horizon and Horizon Management Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Horizon and Horizon Management Indemnified Person makes any payment to any other Horizon and Horizon Management Indemnified Person with respect to a Horizon and Horizon Management Indemnified Liability as to which Horizon and Horizon Management was required to indemnify the Horizon and Horizon Management Indemnified Person receiving such payment, the Horizon and Horizon Management Indemnified Person making such payment is entitled to be indemnified and reimbursed by Horizon and Horizon Management with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH HORIZON AND HORIZON MANAGEMENT INDEMNIFIED PERSON WITH RESPECT TO HORIZON AND HORIZON MANAGEMENT INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH HORIZON AND HORIZON MANAGEMENT INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.         NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and shall be personally delivered or sent by overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Agent, as the case may be, at its address set forth below:

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If to Borrower:	Horizon Credit III LLC c/o Horizon Technology Finance Corporation 312 Farmington Avenue Farmington, CT 06032 Attn: Robert D. Pomeroy, Jr. Email: rob@horizontechfinance.com Fax No.: 860-676-8655

with copies to:	Dickstein Shapiro LLP One Stamford Plaza 263 Tresser Boulevard Suite 1400 Stamford, CT 06901-3271 Attn: Evan S. Seideman, Esq. Email: seidemane@dicksteinshapiro.com Fax No.: 203-547-7686

If to Agent:	Fortress Credit Co LLC 1345 Avenue of the Americas, 46th Floor New York, NY 10105 Attn: Constantine M. Dakolias Email: ddakolias@fortress.com Fax No.: 646-224-8716 with copies to:

Fortress Credit Co LLC

c/o Fortress Investment Group

1345 Avenue of the Americas, 46th Floor

New York, NY 10105

Attn: Douglas Cardoni

Email: dcardoni@fortress.com

Fax No.:  646-224-8716

- and -

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, IL 60606

Attn:   Seth Jacobson

Email:   seth.jacobson@skadden.com

Fax No.:   312-407-8511

Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received the date of actual receipt or if sent by facsimile when sent with receipt confirmed by the recipient. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

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13.         CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)          THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)          THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

(c)          TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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(d)          BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

14.         ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

14.1       Assignments and Participations

(a)          With the prior written consent of (i) Agent, which consent of Agent shall not be unreasonably withheld, delayed or conditioned, and shall not be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender and (ii) in the case of an assignment of any Commitment, Borrower, which consent of Borrower shall not be unreasonably withheld, delayed or conditioned, and shall not be required (A) if a Default or Event of Default has occurred and is continuing, or (B) in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender (provided that Borrower shall be deemed to have consented to a proposed assignment unless it objects thereto by written notice to Agent within five (5) Business Days after having received notice thereof), any Lender may assign and delegate to one or more assignees so long as in each case such prospective assignee is an Eligible Transferee (each, an “Assignee”; provided, however, that neither Borrower nor any Affiliate of Borrower shall be permitted to become an Assignee) all or any portion of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by the Agent) of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of whom is an Affiliate of each other or a fund or account managed by any such new Lender or an Affiliate of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (1) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (2) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 14.1(b), and (3) unless waived by the Agent, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $5,000.

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(b)          From and after the date that Agent notifies the assigning Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among Borrower, the assigning Lender, and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 16 and Section 17.9(a) of this Agreement.

(c)          By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)          Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 14.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

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(e)          Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. Each Participant shall be entitled to the benefits of Section 11.3 and Section 2.11(a) (subject to the requirements and limitations therein and otherwise in this Agreement, read as if a Participant were a Lender) to the same extent as if it were a Lender and had acquired its interest by assignment; provided, however, that a Participant shall not be entitled to receive any greater payment under Section 11.3 and Section 2.11(a) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

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(f)          In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

(g)          Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable Law.

(h)          Agent, acting solely for this purpose as an Agent of Borrower, shall maintain at one of its lending offices a copy of each assignment pursuant to this Section 14.1 delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and all principal and interest in respect of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding anything to the contrary in this Agreement, no assignment pursuant to this Section 14.1 shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 14.1(h). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Lender shall treat each Person whose name is recorded therein pursuant to this Section 14.1(h) as a Lender hereunder for all purposes of this Loan Agreement, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower and any Lender at any reasonable time during regular business hours and from time to time upon reasonable prior notice. The provisions of this Section 14.1(h) are intended to cause the Loans to be treated as having been issued in “registered form” within the meaning of section 5f.103-1(c) of the Treasury Regulations and shall be interpreted and carried out in a manner consistent therewith.

(i)          In addition, each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it records the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of a Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or any other Obligations) to any Person except to the extent that such disclosure is required to establish that such Loans or Obligations are in “registered form” within the meaning of Section 5f.103-1(c) of the Treasury Regulations.

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(j)          Any other provision in this Agreement notwithstanding, Borrower hereby acknowledges that the Lenders and their Affiliates may sell or securitize the Loans (a “Securitization”) through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans. Borrower shall cooperate with the Lender and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lender in connection with the Securitization; provided that (i) Borrower is reimbursed for all out-of-pocket costs and expenses incurred in connection with effecting such Securitization, including reasonable attorneys’ fees and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of Borrower under the Loan Documents or change or affect in a manner adverse to Borrower the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify each Lender and its Affiliates, any rating agencies rating the Loans, or any party providing credit support or otherwise participating in the Securitization (collectively, the “Securitization Parties”) for any losses, claims, damages or liabilities (the “Liabilities”) to which such Lender, its Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact by Borrower or any Affiliate of Borrower contained in any Loan Document or in any writing delivered by or on behalf of Borrower or any Affiliate of Borrower to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission by Borrower or any Affiliate of Borrower to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by any Lender or its successors or assigns of the Loans and (ii) agreeing to reimburse each Lender and its Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

14.2       Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15.         AMENDMENTS; WAIVERS.

15.1       Amendments and Waivers.

(a)          No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders), Agent and Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and Borrower, do any of the following:

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(i)          increase the amount of or extend the expiration date of any Commitment of any Lender,

(ii)         postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii)        reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.5(b), which waiver shall be effective with the written consent of the Required Lenders),

(iv)        amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(v)         amend, modify, or eliminate Section 16.12 or the first sentence of Section 3.6,

(vi)        other than as permitted by Section 16.12, release Agent’s Lien in and to any of the Collateral,

(vii)       amend, modify, or eliminate the definition of “Required Lenders” or “Pro Rata Share”,

(viii)      contractually subordinate any of the Agent’s Liens,

(ix)         release Borrower from any obligation for the payment of money, or consent to the assignment or transfer by Borrower of any of its rights or duties under this Agreement or the other Loan Documents,

(x)          amend, modify, or eliminate any of the provisions of Section 2.3(b), (c) or (g),

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(xi)          amend, modify, or eliminate any of the provisions of Section 14.1(a) to permit Borrower or an Affiliate of Borrower to be permitted to become an Assignee,

(xii)        amend, modify, or eliminate the definition of “Overcollateralization Ratio” or any of the defined terms (including the definition of Eligible Notes Receivable) that are used in such definition to the extent that any such change results in more credit being made available to Borrower based upon the Overcollateralization Ratio, but not otherwise, or the definitions of “Commitment,” or

(xiii)       amend, modify, or eliminate the definition of “Availability Period,” or any of the provisions of Section 2.3(f).

(b)          No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrower (and shall not require the written consent of any of the Lenders),

(c)          Anything in this Section 15.1 to the contrary notwithstanding, any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

15.2       Replacement of Certain Lenders.

(a)          If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, then Borrower or Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Holdout Lender”) with one or more lenders reasonably acceptable to Agent in its Permitted Discretion (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

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(b)          Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including all interest, fees and other amounts that may be due in payable in respect thereof). If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Holdout Lender and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender’s Pro Rata Share of Loans.

15.3       No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16.         AGENT; THE LENDER GROUP.

16.1         Appointment and Authorization of Agent. Each Lender hereby designates and appoints Fortress Credit Co LLC as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Fortress Credit Co LLC agrees to act as agent for and on behalf of the Lenders on the conditions contained in this Section 16. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrower and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrower and its Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower or its Subsidiaries, the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

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16.2         Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

16.3         Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Borrower or its Subsidiaries.

16.4         Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

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16.5         Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

16.6         Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender with any credit or other information with respect to Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

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16.7         Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrower and its Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by Borrower or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so) from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

16.8         Agent in Individual Capacity. Fortress Credit Co LLC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Fortress Credit Co LLC were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Fortress Credit Co LLC or its Affiliates may receive information regarding Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Fortress Credit Co LLC in its individual capacity.

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16.9         Successor Agent. Agent may resign as Agent upon thirty (30) days prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrower (unless such notice is waived by Borrower. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrower, a successor Agent. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

16.10         Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

16.11         Withholding Taxes. Without limiting any of Borrower’s obligations under Section 2.11(a)(i) or Section 2.11(a)(iii), if the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or because of such Lender’s failure to comply with the provisions of Section 14.1(i) relating to the maintenance of a Participant Register), such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 16.11, together with all costs and expenses (including attorneys fees and expenses). The obligations of the Lenders under this Section 16.11 shall survive the satisfaction, discharge or payment of all Obligations, the resignation or replacement of Agent and any assignment of rights by (or the replacement of) any Lender.

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16.12      Collateral Matters

(a)          The Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if such sale or disposition is a Permitted Disposition or Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower owned no interest at the time the Agent’s Lien was granted nor at any time thereafter, or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Borrower and the Lenders hereby irrevocably authorize Agent, to (a) consent to, credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid or purchase, the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Stock of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

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(b)          Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or that any particular items of Collateral meet the eligibility criteria applicable in respect thereof or whether to impose, maintain, reduce, or eliminate any particular reserve hereunder or whether the amount of any such reserve is appropriate or not, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

16.13     Restrictions on Actions by Lenders; Sharing of Payments

(a)          Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)          If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

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16.14      Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

16.15     Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

16.16     Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

16.17     Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a)          is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(b)          expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c)          expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower’s personnel,

(d)          agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

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(e)          without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender and (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender.

16.18     Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such Lender or on its behalf, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.

17.         GENERAL PROVISIONS.

17.1       Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

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17.2         Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3         Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4         Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5         [Reserved].

17.6         Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and Borrower, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to Borrower arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Borrower, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7         Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8         Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

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17.9       Confidentiality.

(a)          Agent and the Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrower and its Affiliates, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group, and to their respective employees, directors and officers, provided that any such Subsidiary or Affiliate shall have been advised of the confidential nature of such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrower, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrower pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation, financing or pledge of any Lender’s interest under this Agreement or in connection with a Securitization, provided that prior to receipt of Confidential Information any Person receiving the information from Lender in connection with the respective assignment, participation, financing or pledge shall have agreed in writing to receive such Confidential Information hereunder subject to the terms of this Section, (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrower with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

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(b)          Anything in this Agreement to the contrary notwithstanding, Agent may (i) provide customary information concerning the terms and conditions of this Agreement and the other Loan Documents to pricing reporting services, and (ii) subject to the prior written approval of Borrower and Horizon in its sole discretion, use the name, logos, and other insignia of Borrower and Horizon and the total Commitments provided hereunder in any “tombstone” or comparable advertising, on its website or in other marketing materials of Agent. Anything in this Agreement to the contrary notwithstanding, Borrower, Horizon and Horizon Management may, subject to the prior written approval of the Agent and each member of the Lender Group, in their sole discretion, use the name, logos and other insignia of Agent and members of the Lender Group, along with the total Commitments provided hereunder, in any “tombstone” or comparable advertising, on its website or in other marketing materials of Borrower, Horizon or Horizon Management.

17.10     Lender Group Expenses. Borrower agrees to pay the Lender Group Expenses on the earlier of (a) the first day of the month following the date on which such Lender Group Expenses were first incurred or (b) the date on which demand therefor is made by Agent. Borrower agrees that its obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations.

17.11     Survival. All representations and warranties made by Borrower or its Affiliates in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.

17.12     Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Patriot Act. In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for Borrower and its Affiliates and (b) OFAC/PEP searches and customary individual background checks for the senior management and key principals of Borrower and its Affiliates, and Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Expenses hereunder and be for the account of Borrower.

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17.13         Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

HORIZON CREDIT III LLC,

a Delaware limited liability company, as Borrower

By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

FORTRESS CREDIT CO LLC,
as Agent and as a Lender

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

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JOINDER

The undersigned, intending to be legally bound, hereby join the Loan and Security Agreement, dated as of August 23, 2012, among Agent, the Lenders, and the Borrower, for the limited purposes of being bound by Section 11.3(b) and making the representations and warranties specifically applicable to such party in Section 5 and the negative covenants specifically applicable to such party in Section 7.

HORIZON TECHNOLOGY FINANCE CORPORATION,
a Delaware limited liability company

By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

HORIZON TECHNOLOGY FINANCE MANAGEMENT LLC,

a Delaware limited liability company

By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

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